UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DM Products, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	________________	45-0460095
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 2458 Walnut Creek, CA 94595		Incorp Services, Inc. 375 N. Stephanie St. - Suite 1411 Henderson, NV 89014
(Name and address of principal executive offices)		(Name and address of agent for service)

Registrant's telephone number, including area code:  925-943-2090

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer, “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer |__|                                                                Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock(1)	148,009,888	$0.0120(2)	$1,776,118.65	$126.63

(1)
Includes 148,009, 888 shares of common and an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)
In accordance with Rule 457(c), the aggregate offering price of the common stock is estimated solely for the calculating of the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of our stock reported by Pink Sheets on April 1, 2010, which was $0.0120 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Scott Doney, Esq.
CANE CLARK, LLP
3273 E. Warm Springs Road
Las Vegas, NV  89120
(702) 312-6255 (702) 944-7100

SUBJECT TO COMPLETION, Dated April 1, 2010

PROSPECTUS
DM PRODUCTS, INC.
168,009,888
SHARES OF COMMON STOCK
PUBLIC OFFERING
___________________

The selling shareholders are registering in this prospectus 148,009,888 shares of common stock.  The shares being offered under this prospectus are comprised of:

▪	104,903,888 shares of common stock issued as the result of a Share Exchange Agreement (more fully described elsewhere in this Prospectus);

▪	43,076,000 shares of common stock issued in consideration for services provided to our company; and

▪	30,000 shares of common stock issued in private placements.

We will not receive any proceeds from the sale of shares in this offering. We will pay the expenses of registering these shares. We have not made any arrangements for the sale of these securities.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Our common stock is quoted on the Pink OTC Markets, Inc. (“Pink Sheets”) under the symbol “DMPD.PK.” The last reported sale price of our common stock on the Pink Sheets on March 1, 2010, was $0.0120 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: April 1, 2010

Page
Summary	4
Our Business	4
Corporate History	5
The Offering	5
Financial Information	5
Risk Factors	6
An investment in the Shares involves a high degree of risk.	6
Risks Related to Our Financial Condition	6
Because we had reoccurring losses, it is uncertain whether we will be able to achieve our business objectives.	6
Because we have limited operating capital, and if we are not successful in continuing to grow our business and obtaining additional capital, then we may have to scale back or even cease our ongoing business operations.	6
Because we have faced the recurrent inability to continue as a going concern, you may lose your entire investment in our company.	7
Risks Related to Our Business	7
Because we are a developing company with limited operating history and only one current source or revenue, our business may fail should an event arise which would compromise this single source of revenue.	7
Because our marketplace is inherently “hit driven,” and our success depends on the appeal of products on infomercials, we may be forced to discontinue operations if our campaigns are unsuccessful.	7
If we are unable to identify and market new products, our ability to increase or maintain our sales and profitability will be negatively affected.	8
In the event that we are unable to successfully compete within the infomercial industry, we may not be able to achieve profitable operations.	8
Because our products may have defects, we could be subject to significant costs or damages which could adversely affect market acceptance or our products.	9
If we fail to implement our product manufacturing and distribution strategy effectively, our revenue, gross margin and profitability could suffer.	9
If we are not granted full protection for property rights over any copyrights, trademarks, service marks and trade secrets, we may have difficulty safeguarding our name or the public’s identification of our grand resulting in a potential loss of any competitive advantage.	10
If we are unable to successfully manage growth, our operations could be adversely affected.	10
Because one of our largest shareholders is also our legal counsel, the loss of his services could substantially affect our business operations.	11
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	11
Risks Related to Our Common Stock	11
Our common stock is quoted on the Pink Sheets, which may limit the liquidity and price of our Common Stock more than if our Common Stock were quoted or listed on the Nasdaq Stock Market or a national exchange.	11
The trading price of our common stock may decrease due to factors beyond our control.	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	12

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	12
Because we will be a public reporting company, we face increased costs and risks that could harm our growing business.	13
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	13
Because we will be subject to the “Penny Sock” rules, the level of trading activity in our stock may be reduced.	14
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	14
Because of market pressures on our common stock, the market price of our shares may decline.	14
Note Regarding Forward-Looking Statements	15
Use of Proceeds	16
Determination of Offering Price	16
Dilution	16
Selling Shareholders	16
Plan of Distribution	37
Description of Securities to be Registered/Dividends/Pre-emptive Rights	39
Interest of Named Experts and Counsel	39
Description of Business	40
Organizational Structure	40
Operations	40
Principal Place of Business	42
Competition	42
Employees	43
Patents and Trademarks	43
Description of Property	43
Legal Proceedings	43
Market for Common Equity and Related Stockholder Matters	43
Financial Statements	44
Management Discussion and Analysis of Financial Condition and Results of Operations	45
Executive Overview	45
Plan of Operation	46
Diversification	46
General	47
Results of Operations for the years ended December 31, 2007, December 31, 2008 and December 31, 2009	47
Liquidity and Capital Resources	48
Off Balance Sheet Arrangements	48
Changes in and Disagreements with Accountants	48
Directors and Executive Officers	49
Term of Office	50
Significant Employees	50
Involvement in Certain Legal Proceedings	50
Audit Committee	50
Code of Ethics	51
Executive Compensation	51
Employment Arrangements with Named Executive Officers	51
Outstanding Equity Awards at Fiscal Year-End	52
Equity Compensation Plan	52
Compensation of Directors	52
Security Ownership of Certain Beneficial Owners and Management	53
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	53
Certain Relationships and Related Transactions	54
Available Information	54
Dealer Prospectus Delivery Obligation	54
Other Expenses of Issuance and Distribution	55
Indemnification of Directors and Officers	55
Recent Sales of Unregistered Securities	56
Table of Exhibits	58
Undertakings	59
Signatures	60

Summary

The Company

Our Business

We are in the business of locating inventive products and coordinating the process of marketing those products on infomercials and other distribution channels.  Within the last five years, we have only exploited one such product, a fishing lure product known as the Banjo Minnow Fishing Lure System (“Banjo Minnow”). We own 75% interest in a joint venture, known as Direct Success LLC #3, which has the exclusive rights to manufacture, use, distribute, sell, advertise, promote and otherwise exploit the Banjo Minnow.

We do not manufacture or distribute the products that we locate to market.  In the case of Banjo Minnow, our joint venture entity subcontracted all manufacturing and distribution details to a company known as TriStar Products, Inc. The Banjo Minnow was aired on an infomercial and is responsible for all of our revenues in the past five years.  We receive royalties from the sales of the Banjo Minnow that TriStar distributes in proportion to our holdings in Direct Success LLC #3.

We are currently looking to locate and market innovative health, beauty, fashion, fitness and other products for sale through infomercial marketing and distribution channels. Profits are expected to be derived from inbound sales, outbound sales, up sells and retail distribution. In addition to direct sales from infomercial play, infomercials drive customers to websites and retail centers and assist in branding products and driving product demand. Infomercials currently run in many foreign markets in addition to the US, and we believe that foreign markets represent a tremendous growth opportunity. Our primary objective is to penetrate this rapidly expanding industry by introducing unique and innovative consumer products to national and international markets through a series of infomercial campaigns. We intend to aggressively develop, finance, produce and market various new products for television infomercials. We further intend to systematically expand our product list using a direct response model.

Our operational strategy consists of employing one of three distinct business alternatives for each product/infomercial:

▪ Complete Project Funding - We would obtain the exclusive licensing rights to products and pay a nominal royalty (2-5%) of gross sales to the product developer;

▪ Joint Venture Projects - We would share costs of production, marketing and distribution and would share revenues with product developers; and

▪ Straight Royalty Arrangements - We would partially finance the infomercials in exchange for a fixed royalty on gross sales.

The key to our ability to continually attract new products and new product developers will, in large part, determine our success. As part of our strategy, we intend to develop strategic alliances with strong companies that are established operators in the infomercial and advertising industry.

Corporate History

We were incorporated on March 1, 2001 under the laws of the state of Nevada under the name Effective Sports Nutrition Corporation.  On April 11, 2005, Effective Sports Nutrition changed its name to Midwest E.S.W.T. Corp. On July 18, 2005, the company entered into a share exchange agreement (the “Share Exchange Agreement”) with Direct Success, Inc., a California corporation.  As a result of the agreement, Midwest E.S.W.T issued an aggregate of 114,851,043 shares of common stock to the shareholders of Direct Success, Inc. in exchange for all of the issued and outstanding common stock in Director Success, Inc. On December 14, 2005, Midwest E.S.W.T changed its name to DM Products, Inc.  As a result of this transaction, Direct Success, Inc. is the wholly owned subsidiary of the registrant, DM Products, Inc.

The Offering

Securities Being Offered
Up to 148,009,888 shares of our common stock, issued to shareholders of Direct Success, Inc as the result of 1) the Share Exchange Agreement between us and Direct Success, Inc., 2) shares issued as compensation for services provided to the company, and 3) shares issued pursuant to a private placements.

Offering Price and Alternative Plan of Distribution
All shares being offered are being sold by existing shareholders without our involvement, so the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
239,937,352 shares of our common stock are issued and outstanding as of April 1, 2010. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Financial Information

Balance Sheet Data	Fiscal Year Ended 12/31//2007 (audited)	Fiscal Year Ended 12/31/2008 (audited)	Fiscal Year Ended 12/31/2009 (audited)
Cash Total Assets Liabilities Total Stockholder’s Equity	$2,358 41,020 76,258 (35,238)	$7,786 95,745 129,730 (33,985)	$36,729 119,195 56,619 62,576
Statement of Operations
Revenue Net Loss/Net Profit for Reporting Period	$169,980 (163,051)	$220,261 (38,693)	$363,767 88,670

Risk Factors

An investment in the Shares involves a high degree of risk.

You should carefully consider the risks described below before purchasing any shares. Our most significant risks and uncertainties are described below; if any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire the shares only if you can afford to lose your entire investment. Our filings with the Securities and Exchange Commission also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we have described below. Please refer to “Note Regarding Forward-Looking Statements” on pages 15 of this Prospectus.

Risks Related to Our Financial Condition

Because we had reoccurring losses, it is uncertain whether we will be able to achieve our business objectives.

Although we had net income of $88,670 for the year ended December 31, 2009, we incurred net losses of $38,693 and $163,051 for the years ended December 31, 2008 and 2007, respectively.    We cannot assure you that we will not sustain similar or higher net losses or that we will ever sustain profitability on a quarterly or annual basis at any time in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including the current market for our products. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We expect to incur net losses as we build our business and execute our operational strategy.  We are using a substantial portion of our cash resources to develop, market and sell our products.  We may not achieve profitability or positive cash flow from our operations before we use up our cash.  If we cannot generate positive cash flow from our activities in a timely basis or raise additional capital, your shares may be worthless.

Because we have limited operating capital, and if we are not successful in continuing to grow our business and obtaining additional capital, then we may have to scale back or even cease our ongoing business operations.

We do not have sufficient capital for current operations through our cash position and current cash flows. We had working capital of $62,576 as of December 31, 2009. We will require additional financing to pay our debts, operate our business and to fund our growth plans.  There can be no assurance that we will be able to obtain such financing on attractive terms, if at all. We have no firm commitments for additional cash.  If we are not able to raise capital and operate profitably, we may have to scale back or cease operations and investors may lose some or all of their investment in our company.

Because we have faced the recurrent inability to continue as a going concern, you may lose your entire investment in our company.

Our independent registered public accounting firm’s opinion on our 2007, 2008 and 2009 financial statements, which are included herein, includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. For the past 3 years or more, we have operated with limited operating capital.  We will continue to face immediate and substantial cash needs, and there is a risk we may continue to require more investment capital to fund our business plan.  You may lose your entire investment in our company.

Risks Related to Our Business

Because we are a developing company with limited operating history and only one current source of revenue,  our business may fail should an event arise which would compromise this single source of revenue.

We are a developing company with limited operations since the date of our inception. Our entire revenue, for the past five years, has been derived through our wholly owned subsidiary, and that entity, in turn, has derived its revenue as the result of one infomercial campaign. Although our management is continually searching for additional products and business opportunities, and has completed evaluations of several potential product ideas, currently, total company revenue is derived from royalty payments received as a result of the Banjo Minnow fishing lure infomercial campaign.  Should an event arise which would compromise the royalties we receive from the Banjo Minow campaign, it will be unlikely that we will continue to survive as a going concern.

Because our marketplace is inherently “hit driven,” and our success depends on the appeal of products on infomercials, we may be forced to discontinue operations if our campaigns are unsuccessful.

We depend on infomercials as our sole distribution channels for marketing and selling our products. The success rate of an infomercial is approximately 10% .  If customers are not as receptive to new infomercial content or product offerings, our sales through our infomercial sales channel may decline. In addition, if there is a marked increase in the price we pay for our media time, the cost-effectiveness of our infomercials will decrease. If our infomercials are broadcast during times when viewership is low, this could also result in a decrease of the cost-effectiveness of such broadcasts, which could cause our results of operations to suffer. Also, to the extent we have committed in advance for broadcast time for our infomercials, we would have fewer resources available for potentially more effective distribution channels.

To develop a profitable business, we must minimize the number of unsuccessful campaigns and use our capital and any profits from successful campaigns to fund operations between successful campaigns.  Although we are starting to see some success with the Banjo Minnow campaign, we may not have enough cash from internal sources to continue operations.  If that were to happen, we would need to seek additional funding, which would dilute our current shareholders and might not be available on any reasonable terms.  If we cannot raise needed additional capital, we would be forced to discontinue operations.

If we are unable to identify and market new products, our ability to increase or maintain our sales and profitability will be negatively affected.

Our ability to maintain and increase revenues depends, to a large extent, on the periodic introduction and availability of new products. If we fail to identify these new products, or if we fail to enter into relationships with their developers prior to widespread distribution within the market, our sales and profitability could be adversely affected. Any new products we identify may have a limited sales life. As a result, we will need to continue to identify new successful products to remain in business. If we identify a potentially successful product, we must also develop a successful campaign to attract consumer interest.

Furthermore, it is possible that new products will never achieve widespread consumer acceptance, also adversely affecting our sales and profitability.

In the event that we are unable to successfully compete within the infomercial industry, we may not be able to achieve profitable operations.

The business of selling products in infomercial industry is highly competitive. This market includes numerous manufacturers, distributors, marketers and retailers that actively compete for consumers both in the United States and abroad. The market is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. In addition, our products may be, or are at the risk of becoming, obsolete due to new product introductions or new technologies. Our competitors may foresee the course of market development more accurately than we do, develop products and technologies that are superior to ours, produce similar products at a lower cost than we can or adapt more quickly to consumer preferences. Any of these developments would harm our operating results.

We compete in select product categories against a number of multinational manufacturers, many of which are larger and have substantially greater resources than we do. Therefore, these larger competitors have the ability to spend more aggressively on advertising, marketing and research and to grow more quickly through acquisitions. Our largest competitors currently sell their products more outlets than we do and have significantly more selling capabilities than we do.

Our competitors may attempt to gain market share by offering products at prices at or below the prices at which our products are typically offered. Competitive pricing may require us to reduce our prices, which would decrease our profitability or result in lost sales. Our competitors, many of whom have greater resources than we do, may be better able to withstand these price reductions and lost sales. We cannot assure you that future price or product changes by our competitors will not adversely affect our net sales or that we will be able to react with price or product changes of our own to maintain our current market position.

Because our products may have defects, we could be subject to significant costs or damages which could adversely affect market acceptance of our products.

Despite testing and quality assurance efforts that we intend to implement, it is possible that product defects will be found in some of our products.  The manufacture and sale of consumer goods involves an inherent risk of liability in the event of product failure or claim of harm caused by product operation.  If this should happen, it is likely that our products will be delayed in gaining market acceptance and our sales will be lower than projected.  These events may also require us to divert our resource from product development in order to resolve these problems.  Additionally, we may suffer a consequent injury to our reputation, increased service and support costs, any of which could have a material adverse effect on our ability to successfully conduct our planned business.  We have in place, through Tristar Products, Inc., product liability insurance for the Banjo Minnow and we plan to obtain product liability insurance coverage for additional products as well; however, there can be no assurance that such coverage will remain available at a reasonable cost and in amounts sufficient to protect us against claims or recalls that could have a material adverse effect on our financial condition and prospects.

If we fail to implement our product manufacturing and distribution strategy effectively, our revenue, gross margin and profitability could suffer.

We rely on third party distributors and manufactures for our products.  For our Banjo Minnow product, we rely on TriStar Products, Inc. to manufacture and distribute the product to customers.

We do not own or operate any manufacturing facilities. We plan to pursue and enter into written agreements with the third party manufacturers to manufacture our products and ship them directly to our customers. If we lose the services of our third party manufacturers, we may be unable to secure the services of replacement manufacturers. In addition, if we are unable to procure written agreements with all of these manufacturers, they could refuse to supply some or all of our products, reduce the number of products that they supply or change the terms and prices under which they normally supply our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

We plan to use a variety of different distribution methods to sell our products in the future aside from informercials, including direct response television sales, indirect sales through retail stores and sales through a website. Successfully managing the interaction of our direct and indirect channel efforts to reach all of the potential customer segments for our products is a complex process. Moreover, since each distribution method has distinct risks and gross margins, our failure to implement the most advantageous balance in the delivery model for our products could adversely affect our revenue and gross margins and therefore profitability.

If we are not granted full protection for property rights over any copyrights, trademarks, service marks and trade secrets, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.

We do not currently own, either legally or beneficially, any patent or trademark.  However, our future success relies, in part, on our ability to protect any copyrights, trademarks, service marks and trade secrets we acquire.  We intend to rely primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect those proprietary rights.  We anticipate entering into confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with parties with which we conduct business in order to limit access to and disclosure of our proprietary information.  We can make no guarantee that these contractual arrangements or any other steps we may take to protect our intellectual property will prevent misappropriation of our technology or that we will succeed in deterring independent third party development of similar products or businesses.  We plan to register any inventions eligible for patent or trade protection.  However, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which we seek to do business.  Additionally, as part of our distribution network, we may be required to license certain of our intellectual property to distributors.  There can be no assurance that such licensees will not take actions that might materially adversely affect the value of our proprietary rights or reputation.  We will also rely on certain licensed technology from suppliers of key database technology, operating systems and certain hardware components in order to conduct our business.  We can make no guarantee that these third party technology licenses will continue to be available to us on commercially reasonable terms.  If any one of these licenses terminates and a replacement license is not readily available, we may be forced to obtain substitute technology with a lower quality of performance on less favorable terms.  If this should happen our operational efficiency could materially and adversely affect our results of operations.

There can be no assurance that third parties will not assert a claim of infringement against us with respect to past, current or future technologies.  We expect that participants in the infomercial market will be increasingly subject to infringement claims, as the number of services and competitors in this industry segment grows.  Any such claim, whether meritorious or not, could be time consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements.  We may not be able to negotiate such royalty or licensing agreements on terms acceptable to us.  As a result, any such claim could have a material adverse effect upon our business, results of operations and financial condition.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Because one of our largest shareholders is also our legal counsel, the loss of his services could substantially affect our business operations

Our legal counsel is currently the second largest shareholder in the company.  We anticipate continuing such representation unless a conflict of interest arises.  If such a conflict arises, our Board will consider the extent to and the manner in which our interests may diverge from those of our legal counsel, officers and directors, and our directors will vote to determine whether to seek new counsel or waive any potential conflict.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

If any member of our senior management should cease working on our behalf, our business could be materially and adversely affected.  We do not maintain "key person" life insurance policies.  Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel.  Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, integrate or retain sufficiently qualified personnel.  If we fail to retain and attract the necessary personnel, our ability to execute our business plan could be materially and adversely affected.

Risks Related to Our Common Stock

Our Common Stock is quoted on the Pink Sheets, which may limit the liquidity and price of our Common Stock more than if our Common Stock were quoted or listed on the Nasdaq Stock Market or a national exchange.

Our securities are currently quoted on the Pink Sheets, a FINRA -sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the Pink Sheets may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. In addition, as a Pink Sheets listed company, we do not attract the extensive analyst coverage that accompanies companies listed on other exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the Pink Sheets. These factors may have an adverse impact on the trading and price of our Common Stock.

The trading price of our common stock may decrease due to factors beyond our control.

Our stock is currently quoted on the Pink Sheets.  The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

▪	variations in our quarterly operating results;

▪	changes in general economic conditions and in the child health care product industry;

▪	changes in market valuations of similar companies;

▪	announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

▪	loss of a major supplier, customer, partner or joint venture participant; and

▪	the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 148,009,888 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 61.69% of the common shares outstanding as of the date of this prospectus. Shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because we will be a public reporting company, we face increased costs and risks that could harm our growing business.

As a result of the registration of our common stock on this Form S-1, we will become a public reporting company.  As such, we will incur significant legal, accounting and other expenses that we have not incurred in the past.  In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SCC, has required changes in corporate governance practices of public companies.  We expect these new rules and regulations to increase our legal and financial compliance costs, and to make some activities more time consuming and costly.  These new rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly, to serve on our audit committee, and qualified executive officers.

Effective internal controls are necessary for us to provide accurate financial reports.  We are beginning to evaluate how to document and test our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes Oxley Act of 2002 and the related rules of the SEC, which require, among other things, our management to assess annually the effectiveness of our internal control over financial reporting and our independent registered public accounting firm to issue a report on that assessment.  During the course of this documentation and testing, we may identify significant deficiencies or material weaknesses that we may be unable to remedy before the deadline of those reports.

There can be no assurance that we will maintain adequate controls over our financial processes and reporting in the future or that those controls will be adequate in all cases to uncover inaccurate or misleading financial information that could be reported by members of management.  If our controls fail to identify any misreporting of financial information, or our management or independent registered public accounting firm were to conclude, in their reports, that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information and the trading price of our shares could drop significantly.  In addition, we could be subject to sanctions or investigations by the stock exchange upon which our common stock may be listed, the SEC or other regulatory authorities, which would require additional financial and management resources.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

Currently, our shares are quoted on the Pink Sheets.  In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because of market pressures on our common stock, the market price of our shares may decline.

The market price of our common stock could fluctuate significantly as a result of:

▪ quarterly variations in our operating results;
▪ interest rate changes;
▪ changes in the market’s expectations about our operating results;
▪ our operating results failing to meet the expectation of securities analysts or investors in a particular period;
▪ changes in financial estimates and recommendations by securities analysts concerning our company or in general;
▪ operating and stock price performance of other companies that investors deem comparable to us;
▪ news reports relating to trends in our markets;
▪ changes in laws and regulations affecting our business;
▪ material announcements by us or our competitors;
▪ sales of substantial amounts of common stock by our directors, executive officers or significant stockholders, or the perception that such sales could occur; and
▪ general economic and political conditions, such as recessions and acts of war or terrorism.

Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor’s investment in the company.

We currently do not intend to pay dividends on our common stock and consequently your only opportunity to achieve a return on your investment is if the price of common stock appreciates.

If a large number of shares of our common stock are sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital.

Note Regarding Forward Looking Statements

This Prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things:

▪	the demand for our products;
▪	our ability to expand our product offerings;
▪	the competitive environment in our business;
▪	our operations and ability to achieve cost savings;
▪	the effect of technological and regulatory changes on our business;
▪	our cash needs; and
▪	our financial performance.

This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and “DESCRIPTION OF OUR BUSINESS AND PROPERTY,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “RISK FACTORS” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. Please refer to “Plan of Distribution.”

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 148,009,888 shares of common stock offered through this prospectus. At the time of the purchase, the selling shareholders had no agreements or understandings to distribute the securities.  The shares include the following:

▪	104,903,888 shares of common stock, which were received in the Share Exchange Agreement, dated July 18, 2005, between us and Direct Success, Inc. ;
▪	43,076,000 shares of common stock, which were paid as consideration for services performed for the company; and
▪	30,000 shares of common stock, which were issued to Joel Boodoosingh in a private placement for cash consideration of $30,000.00.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of April 1, 2010, including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.    The percentages are based on 239,937,352 shares of common stock outstanding on April 1, 2010.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number Of Shares To Be Offered For Selling Shareholder Account	Total Shares To Be Owned Upon Completion of This Offering	Percent Owned Upon Completion Of This Offering
Adam B. Zucker or Christinea L. Zucker 2876 Lochgreen Way Dublin, CA 94568	572,000	572,000	0	0.00%
Alan Farr 682 E. 4129 S. Salt Lake City, UT 84107	130,000	130,000	0	0.00%
Alan H. Santana 10603 Angel Avenue Fountain Valley, CA 92708	41,600	41,600	0	0.00%
Alan or Patricia England 200 Mount Carmel Church Road Temple, GA 20179-3133	26,000	26,000	0	0.00%
Alan R. Mittelstaedt or Rosemary M. Mittelstaedt 10591 E. Cordova Street Gold Canyon, Az 85218	416,000	416,000	0	0.00%
Albert S. Kaneshiro Trust 1600 Valley View Las Vegas, NV 89102 (2)	162,500	162,500	0	0.00%
Alberta B. Paris 113 Trent Ln. Chocowinity, NC 27817	52,000	52,000	0	0.00%
Gretchen M. Anderson 325 Mountain View Road Apache Junction, AZ 85219	78,000	78,000	0	0.00%
James E. Anderson 5504 E. Holmes Avenue Mesa, AZ 85206	78,000	78,000	0	0.00%
Anthony Vlamis 655 River Vale Road River Valley, NJ 07676	208,000	208,000	0	0.00%
Don Baker 387 Larcom St. Thousand Oaks, CA 91360	2,000,000	2,000,000	0	0.00%
Barbara J. Grice & Timothy A. Grice, Trustees 16790 Frutridge Kent City, MI 49330 (3)	130,000	130,000	0	0.00%
Leo E. Beld 435 e. Wiser Lake Road Lunden, WA	65,000	65,000	0	0.00%
Birthright Funding 15 Timberline Drive Tuckerton, NJ 08087	1,513,918	1,513,918	0	0.00%
Bruce C. Rowe 2505 Whiteclift Dr. Richmond, VA 23233	650,000	650,000	0	0.00%
Bruce or Joyce A. Westenskow 45 N. 200 W. P.O. Box 31 Moroni, UT 84646	182,000	182,000	0	0.00%
Bruce Seldeen 870 Palo Verde Ave. Long Beach, CA 90815	312,000	312,000	0	0.00%
Bruce W. Cutting 413 N. Central Ave., Suite B Upland, CA 91786	78,000	78,000	0	0.00%
Buddy Geelhoed 3134 E. Royal Oak Dr. Duarte, CA 91010	53,300	53,300	0	0.00%

Byington Family Trust 1377 Idaho St. Elko, NV 89801 (4)	260,000	260,000	0	0.00%
C. Garry Amen or Belita E. Amen 17908 Noel Dr. New Boston, MO 63557	260,000	260,000	0	0.00%
C. Mirror Systems, LLC 3155 E. Patrick Ln., Ste 1 Las Vegas, NV 89120-3481	104,000	104,000	0	0.00%
Celecia Family Trust dated 12/20/04 833 Summit Drive Laguna Beach, CA 92651 (5)	6,781,669	6,781,669	0	0.00%
Charles J. Heinlein or Ellen L. Heinlein 12 Deerhaven Drive. Wheeling, WV 26003	13,000	13,000	0	0.00%
Charles L. Thompson & Ella E. Thompson, Trustees 43861 Generation Ave. Lancaster, CA 92526	42,900	42,900	0	0.00%
Clyde A. Rhodes Jr. 2400 Wycliff St. St. Paul, MN 55114	162,500	162,500	0	0.00%
Clyde A. Stevick or Wendy K. Stevick 3225 Scotch Meadows, Ctl, SE Olympia, WA 98501	65,000	65,000	0	0.00%
Clyde Graham 1160 E. Mission Blvd. Pomona, CA 91766	10,400	10,400	0	0.00%
Constance K. Lautieri IRA Ameritrade Inc., Custodian P.O. Box 2226 Omaha, NE 68103-2226 (6)	249,106	249,106	0	0.00%
Constance K. Lautieri 780 W. 71 PL. Hialeah, FL 33014	87,750	87,750	0	0.00%
Daniel Coulters 3472 Highway NH West Bend, WI 53095	32,500	32,500	0	0.00%
Daniel E. Meyer 610 N. Agner St. Ottawa, OH 45875	39,000	39,000	0	0.00%
Daniel Scherer 949 Marshall Ave. St. Paul, MN 55104	10,400	10,400	0	0.00%
Daniel W. Munzer 3450 E. Spring St., Ste 218 Long Beach, CA 90806	32,500	32,500	0	0.00%
Darrell R. Anderson 29246 Lawrence Welk Lane Escondido, CA 92026	156,000	156,000	0	0.00%

David A. Carter 37 Blakiston Lane Warwick, MD 21912	78,000	78,000	0	0.00%
David Frawley 215 Schreiber Roselle, IL 60172	26,000	26,000	0	0.00%
David G. Paff or Judith A. Paff 9360 N. Lookout Land Pleasant Hope, MO 65725	260,000	260,000	0	0.00%
David K. Murrow 1141 N. Escondido Blvd., #4 Escondito, CA 92026	52,000	52,000	0	0.00%
David Overhalt 22190 Hall Road Woodhaven, MI 48183	65,000	65,000	0	0.00%
Michael DeBenon 20522 Pierview Lane Huntington Beach, CA 92646	1,500,000	1,500,000	0	0.00%
Michael DeBenon 20522 Pierview Lane Huntington Beach, CA 92646	1,976,000	1,976,000	0	0.00%
Denker Cattle Co. Route 5, Box 87 Enid, OK 73701	26,000	26,000	0	0.00%
Dennis J. Little 17409 Woods Edge Drive Dallas, TX 75287	260,000	260,000	0	0.00%
Don & Marilyn Frazier Family Trust DTD 12/30/97 42431 8th Street East Lancaster, CA 92535 (7)	124,800	124,800	0	0.00%
Donald Lee Rogers 1812 W. St. Anne Place Santa Ana, CA 92704	26,000	26,000	0	0.00%
Donald Zdanowski 7 Woodcroft Rd. Summit, NJ 07901	218,400	218,400	0	0.00%
Donald E. Deaton or Deborah A. Deaton 52 Rocky Cove Road Lexington, SC 29072	52,000	52,000	0	0.00%
Dudley P. Shaw or Dorothy B. Shaw 60 Chapin Road Barrington, RI 02806	322,400	322,400	0	0.00%
Elliott C. Robertson, Jr. 3694 Rolling Ridge Ct. Ann Arbor, MI 48105	130,000	130,000	0	0.00%
Elmer D. Yance 1 Golf Course Drive Searcy, AR 72143	65,000	65,000	0	0.00%
EMC Associates 180 Newport Center Dr., #180 Newport Beach, CA 92660 (8)	130,000	130,000	0	0.00%

Felipe Martinez 2616 Paseo La Paz West Covina, CA 91791	156,000	156,000	0	0.00%
Frederick S. Ricker 5920 Grimes Ave., S Edina, MN 55424	26,000	26,000	0	0.00%
Gary F. Brooks 590 W. Shore Trail Sparta, NJ 07871	130,000	130,000	0	0.00%
Gary Gologorsky 40 Prescott St. Demarest, NJ 07627	78,000	78,000	0	0.00%
Gary Grygiel 631 S. Agate Street Anaheim, CA 92806	52,000	52,000	0	0.00%
George F. Poppe III 137 Main Street Metuchen, NJ 08840	104,000	104,000	0	0.00%
Glenn R. Weber 1744 Roswell Road, Suite B-200 Marietta, GA 30062	36,400	36,400	0	0.00%
Gloria Morales 814 E. Catalina Avenue Santa Ana, CA 92706	130,000	130,000	0	0.00%
Greg McGrew or Renee McGrew 503 Fairfield Way S.W. Leesburg, VA 20175	195,000	195,000	0	0.00%
Greg Morse P.O. Box 55 Lisbon Falls, ME 04252	52,000	52,000	0	0.00%
Grover Mann 8340 Washington St. NE, Ste B Albuquerque, NM 87113	260,000	260,000	0	0.00%
H & C Martin Family Living Trust 2789 E. Oshkosh Avenue Anaheim, CA 92805 (9)	156,000	156,000	0	0.00%
H. Milton Heins and Jean M. Heins Community Property 3819 Portsmouth Point Stockton, CA 95219	130,000	130,000	0	0.00%
Hamid R. Doroutan 29618 Nuevo Road, #B3 Nuevo, CA 92567	26,000	26,000	0	0.00%
Harold B. Thomas or Barbara Y. Thomas 1706 E. Bullard Ave., #107 Fresno, CA 92710	52,000	52,000	0	0.00%
Herbert H. Campbell P.O. Box 607 18340 Possum Point Road Dumfries, VA 22026	52,000	52,000	0	0.00%
Herbert N. Klinenberg 8300 Adbeth Avenue Woodridge, IL 60517	26,000	26,000	0	0.00%

Howard G. Blair, Jr. 20500 Franklin Canyon Road Martinez, CA 94553	1,050,400	1,050,400	0	0.00%
IRA Resources, Inc. FBO : Joseph B. Dupont, IRA #1 100 N. Arlington Ave., #23 N Reno, NV 89501 (10)	26,000	26,000	0	0.00%
IRA Resources, Inc. FBO : Marion Schulte, IRA #16302 19545 Sherman Way #45 Reseda, CA 91335 (11)	51,886	51,886	0	0.00%
J. Christian Nelson 901 Appling Placentia, CA 92870	130,000	130,000	0	0.00%
J. Keith Farmer 4977 Shiloh Road Hahira, GA 31362	20,800	20,800	0	0.00%
Jackie Lance Frazier 27474 S. Hwy 69 Vinita, OK 74301	26,000	26,000	0	0.00%
Jamie J. Anaya or Isabel Anaya 8900 Sugarcane Court Corona, CA 92883	78,000	78,000	0	0.00%
James D. Gilbert 16 Battery Ridge Drive Gettysburg, PA 17325-6622	65,000	65,000	0	0.00%
James E. Doten 2600 Shattuck Avenue Berkeley, CA 94704	130,000	130,000	0	0.00%
James G. Smith or Nicoline H. Smith 36 Shongum Road Randolph, NJ 07869	520,000	520,000	0	0.00%
James J. Bauman 950 Royal Oak Drive Redding, CA 96001	52,000	52,000	0	0.00%
James L. Gunther 11474 Gold Strike Road Pine Grove, CA 95665	260,000	260,000	0	0.00%
James M. Bentley 524 Prinston Place San Luis Obispo, CA 93405	26,000	26,000	0	0.00%
James M. Fragola 4545 Commodore Drive Stow, OH 44224	52,000	52,000	0	0.00%
James R. Siegel 21862 Oceanview Lane Huntington Beach, CA 92646	156,000	156,000	0	0.00%
James Robert or Deborah Ann McPartland 10706 N.W. 4th Avenue Vancouver, WA 98685	130,000	130,000	0	0.00%
James V. Carlson 231 Purple Glen Drive San Jose, CA 95119	582,400	582,400	0	0.00%

Janice M. Dwyer 296 Enchanted Drive Mabank, TX 75156	5,200	5,200	0	0.00%
Jason Clode 842 Reichert Avenue, #4 Novato, CA 04045	15,600	15,600	0	0.00%
Jean E. Chaffee Living Trust 226 Toucan Street Rochester Hills, MI 48309	161,200	161,200	0	0.00%
Jeffery A. Lavery 16503 Oxford Drive Tinley Park, IL 60477	32,500	32,500	0	0.00%
Jeffrey L. Reitzel 9454 Roberts Avenue Perrysburg, OH 43551	780,000	780,000	0	0.00%
Jeremiah Madieros 6 Middleton Land Paget, BE PG03	65,000	65,000	0	0.00%
Jerome S. Hill 1513 Emil Street Madison, WI 53713	130,000	130,000	0	0.00%
Jerry or Jeani Colwell Trust Dated 9/27/1995 2851 Hearst Road Willits, CA 95490 (12)	130,000	130,000	0	0.00%
Jerry Wayne Huggins P.O. Box 3918 Greenville, NC 27836	104,000	104,000	0	0.00%
Joanne N. Peotter 1638 Springfield Avenue New Providence, NJ 07974	36,400	36,400	0	0.00%
Joe Thompson 4024 Braddock Street Martinez, GA 30907	91,000	91,000	0	0.00%
Joel S. Zetti 9690 Graceland Way San Diego, CA 92129	208,000	208,000	0	0.00%
John A. Macinnis 299 Forest Glen Avenue Franklin Lakes, NJ 07417	26,000	26,000	0	0.00%
John A. Spencer or Cynthia A. Spencer P.O. Box 321 Lake Forest, CA 92609	78,000	78,000	0	0.00%
John D. Sorrell 1532 N. Ontario Street Burbank, CA 91505	26,000	26,000	0	0.00%
John E. Muse 8159 Dartmoor Drive Huntington Beach, CA 92646	1,456,000	1,456,000	0	0.00%
John J. Matheson P.O. Box 13786 Roanoke, VA 24037	130,000	130,000	0	0.00%
John L. Orlando 192 E. Wilson Costa Mesa, CA 92627	26,000	26,000	0	0.00%

John P. or Thelma J. Otto HWJTROS 182 E. Wilson Costa Mesa, CA 92627	52,000	52,000	0	0.00%
John P. Otto/Thelma J. Otto Family Trust 182 E. Wilson Cosa Mesa, CA 92627 (13)	32,500	32,500	0	0.00%
John R. Lamb 1001 Foorier Drive Madison, WI 53717	227,500	227,500	0	0.00%
John T. Smith or Patricia L. Smith 113 First St., Box 138 Harmon, IL 61042	260,000	260,000	0	0.00%
John V. Fragola P.O. Box 10172 Zephyr Cove, NV 89448	117,000	117,000	0	0.00%
John W. Lundstrom 603 Crestview Drive Glendora, CA 91741	65,000	65,000	0	0.00%
Joseph B. Marsh 4090 Harwood Road S. Euclid, OH 44121	130,000	130,000	0	0.00%
Joseph Elam 4401 Central Avenue Middletown, OH 45044	52,000	52,000	0	0.00%
Joseph M. Nelson 138 Fairfax Drive Huntington, WV 25705	520,000	520,000	0	0.00%
Joseph M. Rosenfeld 560 Vinington Court Atlanta, GA 30350	143,000	143,000	0	0.00%
Julian Rice 18682 Paseo Cortez Irvine, CA 92603	1,820,000	1,820,000	0	0.00%
K&B Kerry Living Trust dated 6/1/1998 12 Morning View Drive Newport Crest, CA 92627 (14)	16,163,338	16,163,338	0	0.00%
Kazumasa Okubo 388 Photinia Lane San Jose, CA 95127	130,000	130,000	0	0.00%
Keith Johns 35 Washington Avenue, Ste E Bay shore, NY 11706	207,636	207,636	0	0.00%
Keith Lane Axtheim 2934 Riverbottom Road Ellensburg, WA 98926	26,000	26,000	0	0.00%
Keith T. Hunziker Jerrie Eaakins Hunziker 8565 Sierra Circle 918-D Huntington Beach, CA 92646	26,000	26,000	0	0.00%

Keith Thurston 15123 Brookhurst Unit 198 Westminster, CA 92683	26,000	26,000	0	0.00%
Kenneth A. Or Lorielle H. Zlotkowski 4251 Pierce Road Powhatan, VA 23139	130,000	130,000	0	0.00%
Kevin or Maureen Blackmer 1250 Aviation Ave., #255 San Jose, CA 95110	104,000	104,000	0	0.00%
Koontz Family Trust dated 8/27/86 2015 Seadrift Drive Corona del Mar, CA 92626 (15)	6,781,669	6,781,669	0	0.00%
Kurney W. Ramsey 2731 Commerce Road Jacksonville, NC 28546	31,200	31,200	0	0.00%
Kurtis Lynn Cockrum and Lorraine H. Cockrum Family 1507 Elise Court Walnut Creek, CA 94596 (16)	5,264,130	5,264,130	0	0.00%
Larry W. Stephens (IRA) FCC as Custodian 9508 E. MLK Blvd. Tampa, FL 33619 (17)	260,000	260,000	0	0.00%
Le Com Enterprises, Inc. 2813 Fairway Drive Belleville, IL 62220 (18)	20,800	20,800	0	0.00%
Lee A. Kann and Mary C. Kann UTD Dated 8/24/99 1406 Janeen Way Anaheim, CA 92801 (19)	130,000	130,000	0	0.00%
Lee Kann & Mary Kann, Trustees of the Lee Kann & Mary Kann Family Trust 1406 Janee Way Anaheim, CA 92801 (20)	130,000	130,000	0	0.00%
Lee Van E. Tucker 15814 W. Dorman Drive Austin, TX 78717	52,000	52,000	0	0.00%
Leo E. Beld or Janet D. Beld 435 E. Wiser Lake Road Lynden, WA 98264	32,500	32,500	0	0.00%
Leonard E. McCormic or Lou Berta McCormic 3970 Berryman Avenue Los Angeles, CA 90066	26,000	26,000	0	0.00%
Leslie Bingnell 1101 Southridge Road New Ulm, MN 56073	520,000	520,000	0	0.00%
Louis Pizi 250 Spring St. N.W., Ste 12E111B Atlanta, GA 30303	65,000	65,000	0	0.00%
M. Kirk Sperry 828 Delborn Avenue Turlock, CA 95382	65,000	65,000	0	0.00%

Marc W. Anderson 325 Northgate Road Walnut Creek, CA 94598	195,000	195,000	0	0.00%
Marilyn Claridge 3902 W. Brinkerhoff Street Thather, AZ 85552	52,000	52,000	0	0.00%
Mark Brodhagen 1052 Bel Aire Court Greenbay, WI 54304	260,000	260,000	0	0.00%
Mark C. Londean 2097 E. Washington St #1 E 392 Colton, CA 92324	104,000	104,000	0	0.00%
Mark Roisen or Deborah Roisen 719 Airport Drive An Arbor, MI 48108	2,080,000	2,080,000	0	0.00%
Mark S. Cieslak 4060 Parkstone Court Troy, MI 48098	65,000	65,000	0	0.00%
Martha or Kevin Adamsky 919 E. Main Troy, OH	52,000	52,000	0	0.00%
Maravin Haramoto 9692 Mansor Garden Grove, CA 92844	26,000	26,000	0	0.00%
Mary Ferguson Quinn 11360 Palm Drive Desert Hot Springs	52,000	52,000	0	0.00%
Matt M. Clabaugh 180 Newport Center Dr., #180 Newport Beach, CA 92660	52,000	52,000	0	0.00%
Michael A. Perfas or Steven S. Perfas 55 Chumassero Dr., #12G San Francisco, CA 94132	26,000	26,000	0	0.00%
Michael H. Beatty P.O. Box 1369 Quincy, CA 95971	62,400	62,400	0	0.00%
Michael or Jacquee Trenberth 808 Live Oak Place Cornoa, CA 92882	15,600	15,600	0	0.00%
Michael or Theresa Clary 22 Butter Cup Lane San Carlos, CA 94070	130,000	130,000	0	0.00%
Michael P. Carbone 193 Island Street Keene, NH 02431	62,400	62,400	0	0.00%
Mitchell R. Dempsey 1274 Sierra Seneca Drive San Jacinto, CA 92583	32,500	32,500	0	0.00%
Sarah Mohr 3339 Helen Lane Lafayette, CA 94549	4,000,000	4,000,000	0	0.00%

Taylor Morris 1102 Aerie Cove Austin, TX 78759	130,000	130,000	0	0.00%
John Muse 8158 Dartmoor Dr. Huntington Beach, CA 92646	8,000,000	8,000,000	0	0.00%
Nancy L. Wilson or James W. Wilson 1012 Divison Street Biloxi, MS 39530	117,000	117,000	0	0.00%
Natasha DeBenon 20522 Pierview Lane Huntington Beach, CA 92646	2,004,130	2,004,130	0	0.00%
Oilfield Surplus, LLC Sean Thomas P.O. Box 88053 Lafayette, LA 70598	182,000	182,000	0	0.00%
Patrice W. Wagman, Trustee of the Patrice E. Wagman Trust 2040 E. Briar Street Springfield, MO 65804 (21)	52,000	52,000	0	0.00%
Pataricia M. Smith 3407 E. Street San Diego, CA 92102	13,000	13,000	0	0.00%
Paul Grizzard 731 Little Neck Road Savannah, GA 31419	32,500	32,500	0	0.00%
George O. Peters 15951 W. Silver Breeze Drive Surprise, AZ 85374-5039	146,000	146,000	0	0.00%
Private Trust Company FBO John Trombetta IRA 14 Alexandria Road Morristown, NJ (22)	65,000	65,000	0	0.00%
Ralph F. Starritt P.O. Box 453 Yreka, CA 96097	10,400	10,400	0	0.00%
Raman Patel 3912 135 Street, Ste 100 Waco TX 76706	32,500	32,500	0	0.00%
Raymond W. Paris Trust 113 Trent Lane Chocowinity, NC 27817	52,000	52,000	0	0.00%
Reitzel Realty Ltd. 9454 Roberts Avenue Perrysburg, OH 43551	1,560,000	1,560,000	0	0.00%
Rex Lee Wilkes 911 Escondido Circle Brownfield, TX 79316	10,400	10,400	0	0.00%
Jill Reza 2600 Michelson Dr. Ste 800 Irvine, CA 92612	1,500,000	1,500,000	0	0.00%
Richard A. Wood 42357 50th Street W. Suite 101 Quartz Hill, CA 93536	32,500	32,500	0	0.00%

Richard E. Winn 1353 Glenn Wllen Lane Lompoc, CA 93436	26,000	26,000	0	0.00%
Richard H. & MJ Conner HWJTROS 13826 N. 96th Street Scottsdale, AZ 85260	52,000	52,000	0	0.00%
Richard Ted McDonald 1408 Michael Court Lompoc, CA 93436	26,000	26,000	0	0.00%
Richard W. Kasperson 172 Cheshire Way Naples, FL 34110	130,000	130,000	0	0.00%
Robert A. & Helen J. Meyer Living Trust dated May 2804 Hampton Drive Henersonville, NC 28791 (23)	26,000	26,000	0	0.00%
Robert B. Dumas P.O. Box 608 Brownfield, TX 79316	65,000	65,000	0	0.00%
Robert Bobber or David Christopher P.O. Box 2195 Higley, AZ 85236	104,000	104,000	0	0.00%
Robert C. Fong or Agnes C. Fong 27961 Beechgate Drive Rancho Palos Verdes, CA 90274	52,000	52,000	0	0.00%
Robert Craig McManigal 2660 Victoria Park Drive Riverside, CA 92506	130,000	130,000	0	0.00%
Robert Glasby 2981 Ventura Blvd. Oxnard, CA 93036	33,800	33,800	0	0.00%
Robert Grego 1948 Wading River Manor Road Wading River, NY 11792	1,560,000	1,560,000	0	0.00%
Robert J. Knoll or Ella C. Knoll 19211-A Chennault Way Gaithersburg, MD 20879	130,000	130,000	0	0.00%
Robert M. Tribble 3000 ormond Drive Winston Salem, NC 27108	52,000	52,000	0	0.00%
Robert Ott or Sharon Ott 3043 Bancroft Road Modesto, CA 95358	2,132,000	2,132,000	0	0.00%
Robert Reitzel or Mary Jane Reitzel 25260 Ault Road Perrysburg, OH 43551	884,000	884,000	0	0.00%
Robert W. Frantz or Ruth E. Frantz 40W297 Apache Lane Huntley, IL 60142	65,000	65,000	0	0.00%
Roderick J. Pejsar 11 Inwood Drive Indian Harbor Beach, FL 32937	26,000	26,000	0	0.00%

Ron K. Le or Lekiue T. Nguyen 5414 Vicenza Way San Jose, CA 95138	130,000	130,000	0	0.00%
Ronald F. Bratek P.O. Box301 Cranbury NJ 08512	52,000	52,000	0	0.00%
Russell W. Ericksen or Marva A. Ericksen 53434 Lonerock Road Condon, OR 97823	156,000	156,000	0	0.00%
Schoenduve Family Trust under Trust Agreement dtd 10733 E. Ashlan Avenue Sanager, CA 93657 (24)	136,500	136,500	0	0.00%
Scott L. Baker 315 Millhouse Drive Franklin, TN 37064	26,000	26,000	0	0.00%
Security Bank of Trust Co. IRA FBO : Dennis R. Philip 5800 Lakeview Drive Minnetrista, MN 55364 (25)	130,000	130,000	0	0.00%
Sheldon Henderson 1320 Southside Drive Salem, VA 24153	52,000	52,000	0	0.00%
Kathleen H. Simpson 15826 Norwich Livonia, MI 48154	26,000	26,000	0	0.00%
Smith Barney FBO Joseph M. Nelson, IRA #193-61235-1 138 Fiarfax Drive Huntington, WV 25705 (26)	140,541	140,541	0	0.00%
Sttephen G. Huff 39268 Marbella Terraza Fremont, CA 94538	130,000	130,000	0	0.00%
Sterling Trust Co., Custodian FBO : Guy Ferguson 4448 W. Braddock Road Alexandria, VA 22304 (1)	52,000	52,000	0	0.00%
Sterling Trust Co., Custodian FBO : John Brobert 545 Conejo Road Santa Barbara, CA 93103 (1)	32,500	32,500	0	0.00%
Sterling Trust Co., Custodian FBO : Keith Johns 35 Washington Avenue, Ste E Bay Shore, NY 11706 (1)	51,642	51,642	0	0.00%
Sterling Trust Co., Custodian FBO : George O. Peters 15951 W. Silver Breeze Ddrive Surprise, AZ 85374 (1)	87,174	87,174	0	0.00%
Sterling Trust Co., Custodian FBO : Harald G. Martin 2789 E. Oshkosh Avenue Anaheim, CA 92805 (1)	20,800	20,800	0	0.00%

Sterling Trust Co., Custodian FBO : Michael K. Gorman 81398 Avenida Coyote Indio, CA 92201 (1)	96,273	96,273	0	0.00%
Sterling Trust Co., Custodian FBO : Richard W. Drummond 1458 LeGrand Circle NW Lawrenceville, GA 30043 (1)	57,200	57,200	0	0.00%
Sterling Trust Co., Custodian FBO : Andrew Hamling 100 S. Sunrise Way, #330 Palm Springs, CA 92262 (1)	52,000	52,000	0	0.00%
Sterling Trust Co., Custodian FBO : Bruce Westenskow 45 N. 200 W. P.O. Box 31 Moroni, UT 84646 (1)	207,881	207,881	0	0.00%
Sterling Trust Co., Custodian FBO : Christopher King 19020 Pinehurst Place Tahachape, CA 93561 (1)	415,090	415,090	0	0.00%
Sterling Trust Co., Custodian FBO : David S. Scherer 949 Marshall Avenue St. Paul, MN 55104 (1)	15,902	15,902	0	0.00%
Sterling Trust Co., Custodian FBO : Daniel W. Plow 70 S. Weston Road Troy, OH 45373 (1)	97,500	97,500	0	0.00%
Sterling Trust Co., Custodian FBO : David Frawley 215 Schreiber Roselle, Il 60172 (1)	130,000	130,000	0	0.00%
Sterling Trust Co., Custodian FBO : David Kent 22190 Hall Road Woodhaven, MI 48183 (1)	195,000	195,000	0	0.00%
Sterling Trust Co., Custodian FBO : Dennis E. Neal 1195 Bridgewater Walk Snellville, GA 30078 (1)	234,000	234,000	0	0.00%
Sterling Trust Co., Custodian FBO : Dwight A. Cottier 8073 Monte Drive Cinncinati, OH 45242 (1)	194,564	194,564	0	0.00%
Sterling Trust Co., Custodian FBO : Jade Harris P.O. Box 2792 Oregon City, OR 97045 (1)	36,400	36,400	0	0.00%
Sterling Trust Co., Custodian FBO : James Dyck 425 Kunzler Ranch Road, #J Ukiah, CA 95482 (1)	85,800	85,800	0	0.00%
Sterling Trust Co., Custodian FBO : Jennie B. Brodhagen 2119 Sylvan Court Greenbay, WI 54313 (1)	299,000	299,000	0	0.00%

Sterling Trust Co., Custodian FBO : Joel S. Zetti 9690 Graceland Way San Diego, CA 92129 (1)	39,000	39,000	0	0.00%
Sterling Trust Co., Custodian FBO : John E. Muse 8159 Dartmoor Drive Huntington Beach, CA 92646 (1)	624,000	624,000	0	0.00%
Sterling Trust Co., Custodian FBO : Kenneth D. Brown 17455 S. Avenue, A1/2 Somerton, AZ 85350 (1)	62,302	62,302	0	0.00%
Sterling Trust Co., Custodian FBO : Leonard Phillips 14 Winchester Street Boston, MA 02116	52,000	52,000	0	0.00%
Sterling Trust Co., Custodian FBO : Mark A. Brodhagen 1052 Bel Aire Court Greenbay, WI 54304 (1)	234,000	234,000	0	0.00%
Sterling Trust Co., Custodian FBO : Melvin L. Stephens 15743 Troon Court Northville, MI 48167 (1)	1,040,000	1,040,000	0	0.00%
Sterling Trust Co., Custodian FBO : Michael A. Parles 55 Chumasero Drive, #12G San Francisco, CA 94132 (1)	104,000	104,000	0	0.00%
Sterling Trust Co., Custodian FBO : Micki M. Mulkern 3003 W. Broadway Blvd., #39 Tucson, AZ 85745	39,000	39,000	0	0.00%
Sterling Trust Co., Custodian FBO : Sidney K. Swank 3625 Runnymede St. Charles, MO 63301 (1)	156,000	156,000	0	0.00%
Sterling Trust Co., Custodian FBO : Warren D. Russell P.O. Box 356 Peshastin, WA 98847 (1)	212,722	212,722	0	0.00%
Sterling Trust Co., Custodian FBO : William Cantarini 1616 Esplanade #8 Redondo Beach, CA 90277 (1)	52,000	52,000	0	0.00%
Sterling Trust Co., Custodian FBO : William R. Haney 1073 Wentworth Avenue Calumet City, IL 60409 (1)	104,000	104,000	0	0.00%
Sterling Trust Co., Custodian FBO : Alan H. Santana 10603 Angel Avenue Fountain Valley, CA 92708	31,200	31,200	0	0.00%

Sterling Trust Co., Custodian FBO : Everett B. Richardson 1401 Waltham Ddrive Southgate, TX 76092 (1)	130,000	130,000	0	0.00%
Sterling Trust Co., Custodian FBO : Gary T. Evans 1010 N. Mill 1 Bowie, TX 76230 (1)	130,000	130,000	0	0.00%
Sterling Trust Co., Custodian FBO : James Robert McPartlan 10706 N.W. 4th Avenue Vancouver, WA 98685 (1)	1,043,406	1,043,406	0	0.00%
Sterling Trust Co., Custodian FBO : John E. Muse 8159 Dartmoor Drive Huntington Beach, CA 92646 (1)	114,400	114,400	0	0.00%
Sterling Trust Co., Custodian FBO : Richard Fleming 32 Thunderbird Drive Oakland, NJ 07436 (1)	65,000	65,000	0	0.00%
Sterling Trust Co., Custodian FBO : Thomas R. Ikelman 1751 E. Roseville Parkway #324 Roseville, CA 95661 (1)	65,000	65,000	0	0.00%
Sterling Trust Co., Custodian FBO : John Edward O’Donnell 3418 Hardy Street, Apt 9 Hattiesburg, MS 39402 (1)	54,559	54,559	0	0.00%
Steven G. Yeomans 404 Eureka Street Ripon, WI 54971	32,500	32,500	0	0.00%
Stroup Living Trust dated 7/19/199 33 Raven Oak Drive Belleville, IL 62221 (27)	286,000	286,000	0	0.00%
STS Employee Trust 200 North Tustin Avenue, Suite 200 Santa Ana, CA 92705 (28)	1,560,000	1,560,000	0	0.00%
Stuart Schwuchow 19361 Weymouth Lane Huntington Beach, CA 92646	65,000	65,000	0	0.00%
Susan Lentz Fogt 1204 W. Main Streeet Troy, MI 45373	65,000	65,000	0	0.00%
Ted G. Walsh or Connie Walsh 1885 Laurel Road Oceanside, CA 92054	182,000	182,000	0	0.00%
Ted K. Tanaka & Grace T. Tanaka as Community Property 1155 N. 1st Street E. Suite 104 San Jose, CA 95112	104,000	104,000	0	0.00%
Ted M. Otero 13816 Arbor Circle Ocean Springs, MS 39564	78,000	78,000	0	0.00%

The Jean R. Arnett Revocable Living Trust 4514 7th Street Lubbock, TX 79416 (28)	10,400	10,400	0	0.00%
The Kurtis Lynn Cockrum and Lorraine H. Cockrum Family Trust 1507 Elise Court Walnut Creek, CA 94596 (29)	7,000,000	7,000,000	0	0.00%
The Kurtis Lynn Cockrum and Lorraine H. Cockrum Family Trust 1507 Elise Court Walnut Creek, CA 94596 (30)	15,100,000	15,100,000	0	0.00%
The Otto M. Slater and Luciel W. Slater Revocable Trust 12109 Byrd Lane Los Altos Hills, CA 94022 (31)	26,000	26,000	0	0.00%
The Rigsby Living Trust DTD 2/11/91 1542 Alcala Plaace San Diego, CA 92111 (32)	26,000	26,000	0	0.00%
The Scherer Asset Mgmt. Co. 3515 N. Shell Road Olney, IL 62450 (33)	32,500	32,500	0	0.00%
The Warner Whipple Family Trust UDT 10/29/90 975 5th Street Elko, NV 89801 (34)	52,000	52,000	0	0.00%
Thomas E. Melin 208 Beach Road, N. Wilmington, NC 28411	260,000	260,000	0	0.00%
Thomas J. McGovern 64 Valley Vale Drive Old Bridge, NJ 08857	65,000	65,000	0	0.00%
Thomas M. Grant or Karen R. Matz 37185 Forest Court Farmington Hills, MI 48335	260,000	260,000	0	0.00%
Thomas R. Ikelman 1751 E. Roseville Parkway #324 Roseville, CA 95661	52,000	52,000	0	0.00%
Tim M. Chalmers 35579 Reymouth Drive Newark, CA 94560	130,000	130,000	0	0.00%
Timothy S. Beam 8342 Keeneland Court Maineville, OH 45039	52,000	52,000	0	0.00%
Tony Gatten 14819 Sherman Way, #8 Van Nuys, CA 91405	260,000	260,000	0	0.00%
Turner C. Smith III 6280 E. Powers Avenue Greenwood, CO 80111	10,400	10,400	0	0.00%

United Financial Partners, LTD 805 N. Oak Hinsdale, IL 60521 (34)	91,000	91,000	0	0.00%
Urban Trucking 4141 Morris Bridge Road Zephyrhills, FL 33543 (35)	78,000	78,000	0	0.00%
Vern Starr 1122 W. Front Street Monroe, MI 48161	20,800	20,800	0	0.00%
W.J. Eastwood & Company, Inc. 6532 Gunn Road Houston, TX 77040 (35)	104,000	104,000	0	0.00%
Walter G. Schmalgemeier P.O. Box 981 National City, CA 91951	26,000	26,000	0	0.00%
Walter Ohlmann or Selma Ohlmann 3122 Winterhaven Avenue Dayton, OH 45405	52,000	52,000	0	0.00%
Ward A. Campbell P.O. Box 7 Archer City, TX 76351	252,200	252,200	0	0.00%
Willard Robertson 15899 W. 3rd Street Hayward, WI 54843	62,400	62,400	0	0.00%
William D. Himes 2305 Kent Street Flint, MI 48503	130,000	130,000	0	0.00%
William D. Ratliff 201 Main Street, #2200 Fort Worth, TX 76102	936,000	936,000	0	0.00%
William E. Budrow or Terese A. Budrow 137 Country Club Drive San Gabriel, CA 91775	52,000	52,000	0	0.00%
William E. Newcomer 1401 Meridian Puyallup, WA 98371	130,000	130,000	0	0.00%
William E. Smyser 623 Blue Spruce Trail Chagrin Falls, OH 44023	32,500	32,500	0	0.00%
William F. Olson 708 Chelsea Road Absecon, NJ 08201	26,000	26,000	0	0.00%
William H. Huddleston IV. 2115 N.W. Broad Street Murfreesboro, TN 37129	104,000	104,000	0	0.00%
William R. Haney Revocable Trust 1073 Wentworth Avenue Calumet City, IL 60409 (36)	104,000	104,000	0	0.00%
William W. Lett 16661 N. St. Road 3 Eaton, IN 47338	169,000	169,000	0	0.00%
Willie L. Yeary 300 S. Wheeler Street Jasper, TX 75951	13,000	13,000	0	0.00%

Kurt Cockrum 1507 Elise Court Walnut Creek,CA 94596	20,000,000	10,000,000	10,000,000	4.16%
Michael DeBenon 20522 Pierview Lane Huntington Beach, CA 94646	20,000,000	10,000,000	10,000,000	4.16%
James Clarke 40 Technology Drive Irvine, CA 92618	3,000,000	3,000,000	0	0.00%
Joel Boodoosingh #2 Cardini Savannah Rd, Corner Biljan Rd.Chaguanas next to Roopnarine Hardware Trinidad W.I (Port of Spain)	30,000	30,000	0	0.00%

(1)   Sterling Trust Co. is the Trustee of these Trusts and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(2)  Alan S. Kaneshiro is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(3)  Barbara J. Grice and Timothy A. Grice are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(4)  Dan Byington is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(5)  Dallas Celicia is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(6) Constance K. Lautieri is the controlling principal of this IRA account and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(7)  Don and Marilyn Frazier are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(8)  Matt Clabaugh is the controlling principal of this entity and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(9)  Harold Martin is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(10)  Joseph Dupont  is the controlling principal of this IRA account and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(11)  Marion Schulte is the controlling principal of this IRA account and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(12)  Jerry and Jeani Colwell are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(13)  John P. Otto and Thelma J. Otto are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(14)  Ken Kerry and Barbara Kerry are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(15)  Michael Koontz is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(16)  Kurtis Lynn Cockrum and Lorraine H. Cockrum are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(17)  Larry W. Stephens is the controlling principal of this IRA account and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(18)  Norman Loja is the controlling principal of this entity and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(19)  Lee A. Kann and Mary C. Kann are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(20)  Lee A. Kann and Mary C. Kann are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(21)  Patrice W. Wagman is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(22)  John Trometta Schulte is the controlling principal of this IRA account and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(23)  Robert A. Meyer and Helen J. Meyer are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(24)  Howard Schoenduve is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(25)  Dennis R. Phillips is the controlling principal of this IRA account and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(26)  Joseph M. Nelson is the controlling principal of this IRA account and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(27)  David Stroup is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(28)  Script to Screen is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(29)  Jean R. Arnett is the Trustee of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(30)  Kurtis Lynn Cockrum and Lorraine H. Cockrum are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(31)  Kurtis Lynn Cockrum and Lorraine H. Cockrum are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(32)  Otto M. Slater and Luciels W. Slater are the Trustees of this Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(33)  Gary Scherer is the Trustee of this Trust and , in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(34)  Warner Whipple is the Trustee of this Trust and , in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(35) Edward Wavak is the controlling principal of United Financial Partners, LTD and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(36) William Eastwood is the controlling principal of W.J. Eastwood & Company, Inc.  and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(37)  William R. Haney is the Trustee of this Trust and , in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

Plan of Distribution

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Pink Sheets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
▪	an exchange distribution in accordance with the rules of the applicable exchange;
▪	privately negotiated transactions;
▪	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;
▪	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
▪	a combination of any such methods of sale; or
▪	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, as amended, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 as promulgated thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this Prospectus effective until the earlier of (i) two years from the date that the registration statement of which this Prospectus is part is declared effective  (ii) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (iii) all of the shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We cannot estimate the number of shares, if any, which will be sold by the Selling Stockholders pursuant to this Prospectus.

Description of Securities to be Registered/Dividends/Pre-emptive Rights

We are authorized to issue 300,000,000 shares of Common Stock with a par value of $0.001 per share. As of April 1, 2010, there were 239,937,352 shares of Common Stock outstanding.  Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders, have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors, are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up, does not have preemptive, subscription or conversion rights or redemption or sinking fund provisions, are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders other than for directors, and are not entitled cumulative voting per share in the election of directors. All of our outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

We have not declared any cash dividends on our Common Stock during our fiscal years ended on December 31, 2007, 2008 or 2009, and do not intend to declare any cash dividends during our fiscal year ending December 31, 2010.  Our Board of Directors has made no determination to date to declare cash dividends during the foreseeable future, and is not likely to do so.

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

We do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

We have authorized to issue 30,000,000 shares of Preferred Stock.  We have no shares of Preferred Stock outstanding.

Pacific Stock Transfer Co. serves as transfer agent for our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Beckstead & Watts, LLP, 2425 W. Horizon Ridge Parkway, Henderson, NV 89052, Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.

Description of Business

Organizational Structure

We were incorporated on March 1, 2001 under the laws of the state of Nevada under the name Effective Sports Nutrition Corporation.  On April 11, 2005, Effective Sports Nutrition changed its name to Midwest E.S.W.T. Corp. On July 18, 2005, we then entered into a share exchange agreement with Direct Success, Inc., a California corporation.  As a result of the agreement, Midwest E.S.W.T agreed that a total of 114,851,043 shares of Restricted Common Stock were to be issued to the shareholders of Direct Success, Inc.  Direct Success, Inc., in turn, surrendered all of its authorized stock to Midwest E.S.W.T.  On December 14, 2005, Midwest E.S.W.T changed its name to DM Products, Inc.

Operations

We are in the business of locating inventive products and coordinating the process of marketing those products on infomercials and other distribution channels.  Within the last five years, we have only exploited one such product, a fishing lure product known as the “Banjo Minnow.” Although we tested several products in 2003 and 2004, those test runs on infomercials did not justify going forward with a full infomercial campaign.  We have only pursued the Banjo Minnow in a full infomercial campaign.  We own 75% interest in a joint venture, known as Direct Success LLC #3, which has the exclusive rights to manufacture, use, distribute, sell, advertise, promote and otherwise exploit the Banjo Minnow.

We do not manufacture or distribute the products that we locate to market.  In the case of Banjo Minnow, our joint venture entity subcontracted all manufacturing and distribution details to a company known as TriStar Products, Inc. The Banjo Minnow was aired on an infomercial and is responsible for all of our revenues to date.  We receive royalties from the sales of the Banjo Minnow that TriStar distributes in proportion to our holdings in Direct Success LLC #3.

On or about August 16, 2002, Direct Success, Inc., our wholly owned subsidiary, entered into a joint venture with Buena Vista Infomercial Corporation and formed Direct Success, LLC #3 for the purpose of acquiring the exclusive manufacturing and distribution rights to the Banjo Minnow. Direct Success LLC #3 is a limited liability company, organized under the laws of the State of Delaware, and is 75% owned by Direct Success, Inc.  The remaining 25% is owned by Buena Vista Infomercial Corporation.

On or about October 10, 2003, Direct Success, LLC #3 entered into an agreement with Banjo Buddies, Inc. (the owner and inventor of the lure) in which Banjo granted to Direct Success LLC, #3 the exclusive rights to manufacture, use, distribute, sell, advertise, promote and otherwise exploit the Banjo Minnow.  Direct Success LLC, #3 receives a royalty based on the sales of the product.  On or about May 11, 2005, Direct Success, LLC #3 subcontracted the manufacturing and distribution rights to TriStar Products, Inc.  Pursuant to this subcontract, Direct Success, LLC #3 receives a royalty, based on sales generated by TriStar.

We are currently looking to locate and market innovative health, beauty, fashion, fitness and other products for sale through infomercial marketing and distribution channels. Profits are expected to be derived from inbound sales, outbound sales, up sells and retail distribution. In addition to direct sales from infomercial play, infomercials drive customers to websites and retail centers and assist in branding products and driving product demand. Infomercials currently run in many foreign markets in addition to the US, and we  believe that foreign markets represent a tremendous growth opportunity. Our primary objective is to penetrate this rapidly expanding industry by introducing unique and innovative consumer products to national and international markets through a series of infomercial campaigns. We intend to aggressively develop, finance, produce and market various new products for television infomercials. At the same time, we intend to systematically expand our product list using a direct response model.

Our operational strategy consists of employing one of three distinct business alternatives for each product/infomercial:

▪	Complete Project Funding - The Company would obtain the exclusive licensing rights to products and pay a nominal royalty (2-5%) of gross sales to the product developer;

▪	Joint Venture Projects - The Company would share costs of production, marketing and distribution and would share revenues with product developers; and

▪	Straight Royalty Arrangements - The Company would partially finance the infomercials in exchange for a fixed royalty on gross sales.

Of course, the key to  our ability to continually attract new products and new product developers will, in large part, determine its success. As part of  our strategy, we intend to develop strategic alliances with strong companies that are established operators in the infomercial and advertising industry.

Infomercials are watched by a diverse range of consumers, consisting of both men and women, according to Direct Marketing Today. Many successful infomercials have targeted the tastes of this audience by offering health, beauty, fashion and fitness products. Unfortunately, many product inventors are unable to bring innovative and promising products to market because they do not have the know-how or the financial capability to efficiently and effectively manufacture and market their products for sale to a large number of consumers. We intend to bridge this gap for inventors by funding and managing the various tasks associated with launching and maintaining a successful infomercial sales campaign. Our business strategy focuses on funding and supervising the product's development and manufacture, the production of the infomercial and the overall marketing and sales campaign of the product. We think that the arrangements we enter into with product developers will be one of the following: 1) Complete Project Funding, 2) Joint Venture Projects, or 3) Straight Royalty Contracts, as discussed above.

Our directors and officers are consistently approached with ideas for new products from various individuals and companies. It is expected that the officers and directors will continue to be “pitched” for new product ideas and that our referral sources will grow as we gain recognition in the infomercial industry. As opportunities arise, our officers and directors will present potential product ideas to our Board of Directors for its discussion and review. In deciding which products to pursue, the Board will consider, among other things, the product's viability, costs of development and marketing, acceptable sales price point per unit, as well as the product's overall likelihood of success. In some instances, the Board may retain an outside consultant to evaluate such things as the product's likely market appeal or the product's optimal price point. We will pursue products approved by a majority vote of the Board. Although we expect that the directors and officers will continue to be approached by inventors with viable products without any solicitation, the Board of Directors may decide to solicit product pitches or ideas in the future if the Board believes that such a strategy would be in the Company’s best interest.

If the Board approves a product for further development, we intend to retain outside parties to produce the infomercial, assist in the design, the overall marketing campaign and sales process, and source and manufacture the product for competitive rates. When determining what parties to retain for these services, our Board of Directors will consider several factors, including a proven track record, cost and the ability to meet our timetable. We do not intend to retain any one service provider exclusively, and, instead  intend to seek competitive bids from numerous potential providers for each infomercial campaign.

Principal Place of Business

Our principal place of business is P.O. Box 2458, Walnut Creek, CA 94595.

Competition

We believe we are distinct from the other service providers operating within direct response television market because we intend to specialize in offering a complete suite of distribution in the mass market.  We are not aware of any operators who focus on financing, supervising and managing an infomercial campaign through a model that is based on outsourcing most development, marketing and sales services.  However, there are many entities that operate in the direct response television arena, several of whom offer one or more of the services that it intends to manage and supervise for the accounts.

Nautilus Inc. (formerly Direct Focus), is a strong operator in the infomercial industry. Nautilus, Inc. takes a product from conception to market by performing all tasks and services “in house.”  However, while Nautilus, Inc. participates in the infomercial market, the infomercial advertising arena is only one of its several operating areas.  Nautilus, Inc. has a broader core business, comprised of functions associated with traditional advertising firms.  For instance, Nautilus Group develops and manages direct response television spots, 30 and 60-second ads as well as print, online and other forms of advertising.  The products Nautilus, Inc. markets via infomercial will compete directly with the products the we ultimately bring to market, however, we believe that our approach to infomercial campaigns will allow us to successfully compete with Nautilus, Inc. in that market.

Employees

We  currently employ two (2) employees.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Description of Properties

From early 2003 until April of 2008 our executive and administrative offices were located at 575 Anton Boulevard in Costa Mesa, California 92626.  Since then, we have relocated all executive and administrative offices to a new location in northern California. Our present mailing address and contact information is; DM Products, Inc. P.O Box 2458, Walnut Creek California 94595. Phone: 925-943-2090 Fax: 925-943-2091 www.dmproducts.biz. We currently do not own any real-estate or have any long or short term real-estate lease obligations. We believe that our current facilities are suitable and adequate to meet our present needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of our operations. It is possible, however, that we will acquire additional needed facilities by the end of 2010. Our growth strategy includes acquisition of additional businesses and products to complement and strengthen our current offering of products and services. If our current or planned efforts in this regard are successful, we may lease or purchase property in connection with such an acquisition.

Legal Proceedings

Since our inception, we have been involved in one (1) matter of litigation with Banjo Minnow.  This matter was submitted to Arbitration and ultimately settled.  However, we realize the nature of our industry is often the subject of litigation and various claims.  Most arise as the result of product defects, advertizing issues, and conract disputes between inventors, distributors and outsources contractors.  As of the date of this filing, there are no matters of pending or threatened litigation.

There are no other matters of pending or threatened litigation.

Market for Common Equity and Related Stockholder Matters

Our common stock is currently quoted on PinkSheets, which is sponsored by FINRA.  The PinkSheets is a network of security dealers who buy and sell stock.  The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information.  Our shares are quoted under the symbol “DMPD.”

The following table summarizes the low and high prices of our common stock for each of the calendar quarters of 2008 and 2009.

	2008		2009
	High	Low	High	Low
First Quarter	.005	.0021	.001	.0002
Second Quarter	.0025	.001	.001	.0001
Third Quarter	.002	.0005	.0072	.0005
Fourth Quarter	.0011	.0002	.004	.0007

There were 294 shareholders of record as of April 1, 2010. This number does not include an indeterminate number of shareholders whose shares are held by brokers in “street name.”

Our common stock is subject to rules adopted by the Securities and Exchange Commission ("Commission") regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to "penny stocks" require a broker dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized disclosure document prepared by the Commission. That disclosure document advises an investor that investment in "penny stocks" can be very risky and that the investor's salesperson or broker is not an impartial advisor, but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in "penny stocks," to independently investigate the security, as well as the salesperson the investor is working with and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the "penny stock" is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions involving our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.

We have agreed to file a registration statement with the SEC registering the resale of the selling shareholders’ shares of common stock. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Consolidated Balance Sheet as of December 31, 2009
F-3	Statements of Operations for the year ended December 31, 2009
F-4	Statement of Stockholders’ Equity for period from inception to December 31, 2009
F-5	Statements of Cash Flows for the year ended December 31, 2009
F-6	Notes to Financial Statements

F-13	Report of Independent Registered Public Accounting Firm
F-14	Consolidated Balance Sheets as of September 30, 2009 and December 31, 2008 and 2007
F-15	Statements of Operations for the nine months ended September 30, 2009 and the years ended December 31, 2007 and 2008
F-16	Statement of Stockholders’ Equity for period from inception to December 31, 2008
F-17	Statements of Cash Flows for the nine months ended September 30, 2009 and years ended December 31, 2007 and 2008
F-18	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of DM Products, Inc.

We have audited the accompanying balance sheet of DM Products, Inc.  as of December 31, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DM Products, Inc.  as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is dependent on raising capital to fund operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beckstead and Watts, LLP
Henderson, NV
March 29, 2010

DM Products, Inc.
Consolidated Balance Sheet

December 31, 2009
ASSETS
Current Assets
Cash	36,729
Tristar Receivable	59,708
Prepaid Expense	21,454
Total Current Assets	117,891

Property and Equipment - net	1,304
TOTAL ASSETS	119,195

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Sales Tax Payable	2,424
Other Current Liabilities	54,195
Total Current Liabilities	56,619

Commitments and contingencies

Shareholders' Equity (Deficit)
Common Stock: $0.001 par value; 300,000,000 shares authorized; 239,907,352 shares issued and outstanding at December 31, 2009 -Note 9	239,908
Additional Paid In Capital	761,601
Accumulated Deficit	(938,933)
Shareholders' Equity (Deficit)	62,576
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	119,195

The accompanying Notes are an integral part of these financial statements.

DM Products, Inc.
Consolidated Statements of Operations

For the year ended December 31, 2009
Revenues
Royalty income	363,767
Total revenues	363,767

Operating expenses
Depreciation	1,709
Outside services	12,186
Professional Fees	91,060
Salary & Wages - other	137,500
Salary- employer taxes	11,151
General & Administrative expenses	66,369
Total operating expense	319,974

Operating Income (Loss) from operations	43,793

Other Income	47,277

Income (Loss) before income taxes	91,070

Provision for income taxes	(2,400)

Net Income (Loss)	$88,670

Net Income (Loss) per common share-basic and fully diluted	$0.0004

Weighted average common shares outstanding-basic and diluted	232,341,873

The accompanying Notes are an integral part of these financial statements.

DM Products, Inc.
Consolidated Statements of Shareholders' Equity

	Common Stock		Additional Paid In	Accumulated	Total Shareholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2008	212,107,352	212,108	794,561	(1,040,654)	(33,985)

Issuance of stock to corporation officer and independent consultant 40,000,000 shares at ($.000176) per share	40,000,000	40,000	(32,960)		7,040

Issuance of stock to corporation officer 3,000,0000 shares at ($.001) per share	3,000,000	3,000			3,000

Cancellation of Stock to Marc Tow 15,200,000 shares issued on 4/23/08 @ $.001	(15,200,000)	(15,200)			(15,200)

Retained Earnings Adjustment				13,051	13,051

Net Income	-	-	-	88,670	88,670

Balance at December 31, 2009	239,907,352	239,908	761,601	(938,933)	62,576

The accompanying Notes are an integral part of these financial statements.

DM Products, Inc.
Consolidated Statements of Cash Flows

For the year ended December 31, 2009
Cash flows from operating activities
Net Income	$88,670
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	1,709
Share-based compensation	10,040
Changes in operating assets and liabilities:
Accounts receivables	25,292
Other assets	(21,412)
Accounts payable	(44,462)
Other payables	(28,302)
Net cash provided by operating activities	31,535

Purchase of property and equipment	(2,607)
Net cash (used) by investing activities	(2,607)
Cash flows from financing activities
Advance from Credit Line	15
Net cash provided by financing activities	15

Net change in cash	28,943

Cash at beginning of period	7,786
Cash at end of period	$36,729

Supplemental disclosure of cash flow information:
Interest paid	$459
Taxes paid	$2,400

The accompanying Notes are an integral part of these financial statements.

DM Products, Inc.
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies
Nature of Operations

DM Products, Inc.(the Company) was incorporated on March 1, 2001 as Effective Sport Nutrition Corporation. Subsequently, on April 11, 2005, the Company changed its name to Midwest E.S.W.T Corp and on December 14, 2005, it changed its name again to DM Products, Inc.

On July 18, 2005, the Company acquired Direct Success, Inc. a California Corporation in exchange for 70 % of the Company's Common Stock, making Direct Success, Inc. a wholly owned subsidiary of the Company. Midwest E.S.W.T agreed that a total of 114,851,043 shares of Restricted Common Stock were to be issued to shareholders of Direct Success, Inc.

DM Products, Inc operates from Walnut Creek, California and it wholly  owns Direct Sucess, Inc which owns 75% of Direct Success, LLC 3  a limited liability company formed on or about August 16, 2002. Direct Success, Inc entered into a joint venture with Buena Vista Infomercial Corporation which owns 25%. The purpose is to market products through direct response to television infomercials. The companies obtain the distribution, production, and licensing rights to a product in exchange for royalty agreements based on the sales of the products.  The Company sets up the production, marketing and the distribution of the products.

Cash and Cash Equivalents Policy

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.
Licensing Agreements

Direct Success entered into a manufacturing, marketing and distribution agreement with Banjo Buddies who is the inventor of Banjo Minnow, a fishing lure which Direct Success 3 had a licence agreement to market the product since Oct 2002. The Company entered into a modification of said agreement in April 2005.  On or about May 11, 2005  Direct Success LLC 3, subcontracted the manufacturing and distribution rights to TriStar Products, Inc.  In March 2007, Direct Success granted back to Banjo, the right,license and privilege for internet sales and small parts sale of the product. Under the agreement, Banjo will pay Direct Success 4% royalty on all gross sales of product. As of date of settlement Direct Success no longer receive the 4% royalty for internet and part sales from Banjo Buddies.

Basis of consolidation
The consolidated financial statements include the accounts of DM Products, Inc., Direct Success, Inc. and the accounts of its 75% owned subsidiaries Direct Success LLC 3. (collectively referred to as Direct Success, Inc.) The Company consolidated all entities in which it has a controlling interest.  All material inter-company transactions have been eliminated.

Property and equipment

Property and equipment are carried at cost. Major expenditures and those which substantially increase useful lives are capitalized. Maintenance, repairs and minor renewals are charged to operations when incurred. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. Once placed in service, depreciable assets are depreciated over their estimated useful lives using both accelerated and straight-line methods.

Use of Estimates

Timely preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts, some of which may require revision in future period.

Advertising Policy
The Company recognizes advertising expense as incurred. The Company recognized no advertising expense for the year ended December 31, 2009

Impairment Policy

In the event that it tangible operational assets and finite life intangible assets are impaired, DM Products, Inc. will follow FASB topic 360 to measure any impairment loss. There has not been any impairment loss for 2009.

Long-lived Assets

Long-lived assets are evaluated when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets.  When any such impairment exists, the related assets will be written down to fair value.

Deposits

Deposits consist of $0 for the year ended December 31,2009 respectively . All deposits are carried at the lower of fair value or cost.

Insurance Liability

The Company maintains various insurance policies for workers’ compensation, employee health, and officer and director.  Pursuant to these policies, the Company is responsible for losses up to certain limits and is required to estimate a liability that represents the ultimate exposure for aggregate losses below those limits.  No liability exists as of December 31, 2009, but in the event a liability is incurred, the amount will be based on management’s estimates of the ultimate costs to be incurred to settle known claims and claims not reported as of the balance sheet date.  Any future estimated liability may not be discounted and may be based on a number of assumptions and factors, including historical trends, actuarial assumptions, and economic conditions.  If actual trends differ from the estimates, future financial results could be impacted.

Stock-based Compensation

The company policy requires all share-based payments to employees, including  other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards or par value. During the year ended December 31, 2009,  stock-based compensation expense totaled $10,040. See note 10 Related Parties for further discussion.

Concentration of Risk

The company is earning (over 90%) majority of the royalty income from Tristar Products, Inc. Since the company is depending on Tristar Products, Inc, inabilities of these companies to perform may have a material adverse effect on the Company’s financial condition.

Intangible Assets

Intangible assets subject to amortization include organization costs and informercial production costs. Organization costs and informercial production costs are being amortized on a straight-line basis over five years and three years, respectively.

Earnings (Loss) Per Share

We use FASB ASC Topic 260, “Earnings per Share” (ASC 260) for calculating the basic and diluted earnings per share. We compute basic earnings per share by dividing the income attributable to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share include the dilutive effect, if any, from the potential exercise of stock options and warrants using the treasury stock method, as well as the dilutive effect from outstanding restricted Common Stock. Potential common shares not included in the calculation of net income per share, since their effect would be anti-dilutive.Per share basic and diluted net income( loss) amounted to $0.0004 for the year ended December 31, 2009.

Prepaid Expenses

Prepaid expenses include prepaid audit fees and prepaid insurance. Prepaid expenses as of December 31, 2009 is $21,454.

Fair Market Value Policy

In the first quarter of fiscal year 2008, the Company adopted FASB ASC Topic -820, “Fair Value Measurements and Disclosures” (ASC 820) as amended by ASC Topic 820-10-55. ASC 820 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. ASC Topic 820-10-55 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820 did not have a material impact on the Company’s financial position or operations.

New Accounting Policies in 2009

On July 1, 2009, the Accounting Standards Codification (“ASC”) became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles applicable to all public and non-public non-governmental entities, superseding existing FASB, AICPA, EITF and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

FASB ASC Topic 260, “Earnings Per Share.” New authoritative accounting guidance under FASB ASC Topic 260, “Earnings Per Share,” provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The new authoritative accounting guidance will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 320, “Investments - Debt and Equity Securities.” New authoritative accounting guidance under ASC Topic 320, “Investments - Debt and Equity Securities,” (i) changes existing guidance for determining whether an impairment is other than temporary to debt securities and (ii) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis. Under ASC Topic 320, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. The new authoritative accounting guidance will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 805, “Business Combinations.”New authoritative accounting guidance under ASC Topic 805, “Business Combinations,” applies to all transactions and other events in which one entity obtains control over one or more other businesses. ASC Topic 805 requires an acquirer, upon initially obtaining control of another entity, to recognize the assets, liabilities and any non-controlling interest in the acquiree at fair value as of the acquisition date. Contingent consideration is required to be recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of that consideration may be determinable beyond a reasonable doubt. This fair value approach replaces the cost-allocation process required under previous accounting guidance whereby the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their estimated fair value. ASC Topic 805 requires acquirers to expense acquisition-related costs as incurred rather than allocating such costs to the assets acquired and liabilities assumed, as was previously the case under prior accounting guidance. Assets acquired and liabilities assumed in a business combination that arise from contingencies are to be recognized at fair value if fair value can be reasonably estimated. If fair value of such an asset or liability cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with ASC Topic 450, “Contingencies.” Under ASC Topic 805, the requirements of ASC Topic 420, “Exit or Disposal Cost Obligations,” would have to be met in order to accrue for a restructuring plan in purchase accounting. Pre-acquisition contingencies are to be recognized at fair value, unless it is a non-contractual contingency that is not likely to materialize, in which case, nothing should be recognized in purchase accounting and, instead, that contingency would be subject to the probable and estimable recognition criteria of ASC Topic 450, “Contingencies.” The new authoritative accounting guidance will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 810, “Consolidation.” New authoritative accounting guidance under ASC Topic 810, “Consolidation,” amended prior guidance to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Under ASC Topic 810, a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, ASC Topic 810 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest.

Further new authoritative accounting guidance under ASC Topic 810 amends prior guidance to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. The new authoritative accounting guidance requires additional disclosures about the reporting entity’s involvement with variable-interest entities and any significant changes in risk exposure due to that involvement as well as its affect on the entity’s financial statements.The new authoritative accounting guidance under ASC Topic 810 will be effective for the Company on November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 815, “Derivatives and Hedging.” New authoritative accounting guidance under ASC Topic 815, “Derivatives and Hedging,” amends prior guidance to amend and expand the disclosure requirements for derivatives and hedging activities to provide greater transparency about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for under ASC Topic 815, and (iii) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. To meet those objectives, the new authoritative accounting guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. The new authoritative accounting guidance under ASC Topic 815 will be effective for the Company on November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures.” New authoritative accounting guidance under ASC Topic 820,”Fair Value Measurements and Disclosures,” affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. ASC Topic 820 requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. The new accounting guidance amended prior guidance to expand certain disclosure requirements. The Company adopted the new authoritative accounting guidance under ASC Topic 820.  Adoption of the new guidance did not significantly impact the Company’s consolidated financial statements

Further new authoritative accounting guidance (Accounting Standards Update No. 2009-5) under ASC Topic 820 provides guidance for measuring the fair value of a liability in circumstances in which a quoted price in an active market for the identical liability is not available. In such instances, a reporting entity is required to measure fair value utilizing a valuation technique that uses (i) the quoted price of the identical liability when traded as an asset, (ii) quoted prices for similar liabilities or similar liabilities when traded as assets, or (iii) another valuation technique that is consistent with the existing principles of ASC Topic 820, such as an income approach or market approach. The new authoritative accounting guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The forgoing new authoritative accounting guidance under ASC Topic 820 will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 825 “Financial Instruments.” New authoritative accounting guidance under ASC Topic 825,”Financial Instruments,” requires an entity to provide disclosures about the fair value of financial instruments in interim financial information and amends prior guidance to require those disclosures in summarized financial information at interim reporting periods. The new authoritative accounting guidance will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 855, “Subsequent Events.” New authoritative accounting guidance under ASC Topic 855, “Subsequent Events,” establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC Topic 855 defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The new authoritative accounting guidance under ASC Topic 855 became effective for the Company’s financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying consolidated financial statements.

Revenue and Cost Recognition

We record revenue in accordance with ASC Topic 605 - Revenue Recognition. During the year ended December 31, 2009 our revenues came from royalties. The royalties came from the contract Banjo Minnow the fishing lure with TriStar Products, Inc. Revenues derived from our license sales are recognized when (1) there is evidence of an arrangement, (2) collection of our fee is considered probable and (3) the fee is fixed and determinable.

Note 2: Going Concern
Before being acquired by DM Products, Inc., Direct Success, Inc. had an accumulated loss of $6,195,881. Notwithstanding the continued losses, these financial statements have been prepared by management on a going concern basis.

The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption.  The consolidated financial statements do not include any adjustments thus might result from the outcome of this uncertainty.  If the Company were unable to continue as a going concern, assets and liabilities would require restatement on a liquidation basis, which would differ materially from the going concern basis.

The Company’s future operations are dependant upon the marketing of its products and the Company’s ability to secure sufficient financing to continue operations and marketing of its products.  There can be no assurance that the Company’s products will be able to secure market acceptance or that successful commercialization of its products will be achieved.

Note 3: Fixed Assets
Fixed Assets consists of the following:

		As of 12/31/2009
	Office Equipment	3,193
	Mold	3,000
	Website	1,300
		7,493
Accumulated Depreciation		(6,189)
Fixed Assets, net		1,304

Total depreciation expenses related to the above mentioned fixed assets were $1,709 for the year ended December 31, 2009.

Note 4: Income Taxes

The company accounts for income taxes in accordance with FASB Topic 740, "Accounting for Income Taxes," which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year's income taxable for Federal and state income tax reporting purposes.

The Provision income taxes consists of the following:

Fo the Year Ended 12/31/2009
Federal	-
State (minimum taxes and LLC fees)	2,400
2,400

For the Period Ended 12/31/2009
US Tax rate (34%)	0.34
State Rate	0.09
Total Rate	0.43
Valuation Adjustment	(0.43)
Net Effect	-

In 2009 DM Products has a Net Operating Loss (NOL) carry forward in the amount $827,375

The tax benefit was not reflected due to a 100% valuation allowance provided as a result of losses and an uncertainty of future profitability.

Note 5: Interest Expenses

Interest expense for the year December 31, 2009 totaled $459.

Note 6: Royalties waived

Script To Screen, Inc. has entered into an agreement with Direct Success LLC 3 and Direct Success, Inc. to waive royalties for all past years to date and current year to date as well as future royalties that may come due under the current Royalty Agreement. Total past and current year royalties waived and included in other income equals $47,277.

Note 7: Acquired Intangible Assets

The company books intangibles at cost and amortizes then over their useful lives. The consolidated intangible assets consists of the following:

As of 12/31/2009
Infomercial production costs	239,598
Accumulated amortization	(239,598)
Intangible assets-net	-

Total amortization expenses related to the above mentioned intangible assets for the year ended 12/31/09 were $0.

Note 8: Line of Credit

DM Products, Inc has two Revolving Line of Credits with a credit limit of $30,000 each. Both Line of Credits have fluctuating interest rate. The latest charged interest rate for these are 7.24%. The Line of Credits balance as of December 31, 2009 is $15.

Note 9: Common Stock

During 2009, 43,000,000 shares of Common Stocks were issued at par value of US $0.001 and 15,200,000 shares of Common stocks were revoked at par value of US $0.001:

Shares	Dollar Value	Year	For

20,000,000	$3,520	2009	services
20,000,000	$3,520	2009	services
3,000,000	$3,000	2009	services
(15,200,000)	$15,200	2009	services
27,800,000

Note 10: Related Party Transactions

Employment Agreement

An employee agreement was entered into on the 20th day of April, 2007 by and between DM Products, Inc. and Kurtis Cockrum. Employee's starting salary is $6,000 per month during the first 90 days following execution of the agreement, or after $500,000 in capital is raised. After such period of time, Employee's salary shall be increased to $10,000 per month. Should the company determine it in the best interest not to pay employee's entire monthly compensation, at any time, any such compensation shall be treated as deferred compensation and will accumulate on the books and provided to employee at employee's sole discretion, taking into consideration the funds available and the best interest the company. The accrued salary as of 12/31/09 is $25,653.

Consulting Contracts

DM Products, Inc has entered in a consulting contract with Michael Debenon, Esq. for $6,000 per month on a month to month basis for general counsel.

Note 11: Subsequent Events

The Board of Directors passed a resolution on 2/10/10 to issue 30,000 shares of Restricted Common Stock to Joel Boodoosingh. In 2007 Joel Boodoosingh paid $30,000 for preferred stock in error. DM Products, Inc does not have preferred stock so 30,000 shares common stock will be issued at .001 par value.

Banjo Buddies, Inc. Arbitration

Direct Success, LLC #3 entered into a Manufacturing, Marketing, and Distribution Agreement with Banjo Buddies, Inc. on October 10, 2003 which was later modified in writing on April 30, 2005. This agreement, and subsequent modification, granted DS the exclusive rights to market and distribute the Banjo Lure a fishing  lure, owned by Banjo Buddies, Inc., in exchange for a royalty on sales. Direct Success, LLC #3 subcontracted the rights to manufacture, market and distribute the lure with Tristar Products, Inc. on May 11, 2005. A dispute arose between Direct Success, LLC #3 and Banjo Buddies, Inc. in which both claimed contract breaches to the terms contained in the Manufacturing, Marketing and Distribution Agreement and the modification thereof. Pursuant to the terms of the Agreement, any disputes arising from the performance of either party was required to be submitted to binding arbitration, in the State of California, and governed by California law. Direct Success, LLC #3 commenced arbitration of the dispute by filing a claim with the American Arbitration Association on March 13, 2009 and an Answering Statement and Counterclaim was filed by Banjo Buddies, Inc. on April 20, 2009. On February 26, 2010, prior to commencement of the Arbitration hearing, the parties entered into Settlement Agreement and Release which resolved all issues pertaining to the arbitration and the disputes between the parties. The Arbitration has been dismissed in its entirety.  No current litigation exists, and no future disputes are anticipated.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of DM Products, Inc.

We have audited the accompanying balance sheet of DM Products, Inc.  as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DM Products, Inc.  as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is dependent on raising capital to fund operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beckstead and Watts, LLP
Henderson, NV
February 5, 2010

DM Products, Inc.
Consolidated Balance Sheet

	(Unaudited) September 30, 2009	(Audited) December 31, 2008	(Audited) December 31, 2007
ASSETS
Current Assets
Cash	33,849	7,786	2,358
Tristar Receivable	58,013	85,000	21,051
Other Receivable	19,826	2,149	1,021
Prepaid Expense	20,648	42	14,772
Total Current Assets	132,336	94,977	39,202

Property and Equipment - net	1,705	761	226
Other Assets
Deposit	0	0	992
Intangible Assets-net of amortization	0	7	600
	0	7	1,592
TOTAL ASSETS	134,041	95,745	41,020

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable	0	44,462	11,895
Sales Tax Payable	2,424	2,424	2,424
Other Current Liabilities	58,437	82,844	61,939
Total Current Liabilities	60,861	129,730	76,258

Commitments and contingencies

Shareholders' Equity (Deficit)
Common Stock: $0.001 par value; 300,000,000 shares authorized; 252,107,352, 212,107,352, and 172,807,352 shares issued and outstanding at September 30, 2009, December 31,2008, and December 31, 2007 respectively -Note 10	252,108	212,108	172,808
Additional Paid In Capital	761,601	794,561	794,561
Accumulated Deficit	(940,529)	(1,040,654)	(1,002,607)
Shareholders' Equity (Deficit)	73,180	(33,985)	(35,238)
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	134,041	95,745	41,020

The accompanying Notes are an integral part of these financial statements.

DM Products, Inc.
Consolidated Statements of Operations

	(Unaudited)	(Audited)	(Audited)
	For the period ended	For the years ended
	September 30, 2009	December 31, 2008	December 31, 2007
Revenues
Sales revenues		$-	$50,236
Royalty income	278,851	220,261	119,744
Total revenues	278,851	220,261	169,980

Cost of sales		-	48,134

Gross profit	278,851	220,261	121,846

Operating expenses
Amortization	7	563	7,500
Depreciation	168	698	1,200
Outside services	8,088	86,672	52,505
Professional Fees	61,232	12,580	20,776
Salary & Wages - other	102,000	85,663	94,775
Salary- employer taxes	10,188	7,267	6,811
General & Administrative expenses	41,565	63,413	95,430
Total operating expense	223,248	256,856	278,997

Operating Income (Loss) from operations	55,603	(36,595)	(157,151)

Other Income	47,277	-	-

Income (Loss) before income taxes	102,880	(36,595)	(157,151)

Provision for income taxes	(2,400)	(2,098)	(5,900)

Net Income (Loss)	$100,480	$(38,693)	$(163,051)

Net Income (Loss) per common share-basic and fully diluted	$0.0004	$(0.0002)	$(0.0010)

Weighted average common shares outstanding-basic and diluted	228,810,649	199,114,729	162,870,749

The accompanying Notes are an integral part of these financial statements.

DM Products, Inc.
Consolidated Statements of Shareholders' Equity

	Common Stock		Additional Paid In	Accumulated	Total Shareholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2006	152,777,352	$152,778	759,591	(839,556)	$72,813

Issuance of stock pursuant to private placement	30,000	30	29,970	-	30,000
30,000 shares at par value of $.001

Issuance of stock to corporation officer	14,000,000	14,000			14,000
14,000,000 shares at par value of $.001

Issuance of stock to corporation officer and independent consultant 6,000,000 shares at par value of $.001	6,000,000	6,000			6,000

Additional Paid in Capital			5,000		5,000

Net (Loss)	-	-	-	(163,051)	(163,051)

Balance at December 31, 2007 (Audited)	172,807,352	$172,808	794,561	(1,002,607)	$(35,238)

Issuance of stock to corporation officer and independent consultant 39,300,000 shares at par value of $.001	39,300,000	39,300			39,300

Net (Loss)	-	-	-	(38,047)	(38,047)
Balance at December 31, 2008 (Audited)	212,107,352	212,108	794,561	(1,040,654)	(33,985)

Issuance of stock to corporation officer and independent consultant 40,000,000 shares at ($.000176) per share	40,000,000	40,000	(32,960)		7,040

Net Income	-	-	-	100,125	100,125

Balance at September 30, 2009 (Unaudited)	252,107,352	252,108	761,601	(940,529)	73,180

The accompanying Notes are an integral part of these financial statements.

DM Products, Inc.
Consolidated Statements of Cash Flows

	(Unaudited)	(Audited)	(Audited)
	For the period ended	For the years ended
	September 30, 2009	December 31, 2008	December 31, 2007
Cash flows from operating activities
Net (Loss)	$100,480	$(38,693)	$(163,051)
Adjustment to reconcile net (loss) to net cash (used) by operating activities:
Depreciation	168	698	1,200
Amortization	7	593	7,500
Share-based compensation	7,040	39,300	20,000
Changes in operating assets and liabilities:
Accounts receivables	14,310	(65,077)	(21,083)
Inventory		-	34,944
Other Current Assets	(5,000)	14,730	(14,772)
Other assets	(21,410)	992	47,317
Accounts payable	(44,462)	32,567	3,095
Other payables	(34,098)	20,905	33,589
Net cash (used) by operating activities	17,035	6,015	(51,261)

Cash flow from investing activities
Purchase of property and equipment	(1,467)	(587)
Net cash provided by investing activities	(1,467)	(587)	-
Cash flows from financing activities
Advance from Credit Line	10,495	-	-
Additional Paid In Capital			34,970
Issuance of stock	-	-	30
Net cash provided by financing activities	10,495	-	35,000

Net change in cash	26,063	5,428	(16,261)

Cash at beginning of period	7,786	2,358	18,619
Cash at end of period	$33,849	$7,786	$2,358

Supplemental disclosure of cash flow information:
Interest paid	$-	$-	$-
Taxes paid	$2,400	$2,098	$5,900

The accompanying Notes are an integral part of these financial statements.

DM Products, Inc.
Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies
Nature of Operations

DM Products, Inc.(the Company) was incorporated on March 1, 2001 as Effective Sport Nutrition Corporation. Subsequently, on April 11, 2005, the Company changed its name to Midwest E.S.W.T Corp and on December 14, 2005, it changed its name again to DM Products, Inc.

On July 18, 2005, the Company acquired Direct Success, Inc. a California Corporation in exchange for 70 % of the Company's Common Stock, making Direct Success, Inc. a wholly owned subsidiary of the Company. Midwest E.S.W.T agreed that a total of 114,851,043 shares of Restricted Common Stock were to be issued to shareholders of Direct Success, Inc.

DM Products, Inc operates from Walnut Creek, California and it wholly  owns Direct Sucess, Inc which owns 75% of Direct Success, LLC 3  a limited liability company formed on or about August 16, 2002. Direct Success, Inc entered into a joint venture with Buena Vista Infomercial Corporation which owns 25%. The purpose is to market products through direct response to television infomercials. The companies obtain the distribution, production, and licensing rights to a product in exchange for royalty agreements based on the sales of the products.  The Company sets up the production, marketing and the distribution of the products.

Cash and Cash Equivalents Policy

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.
Licensing Agreements

Direct Success entered into a manufacturing, marketing and distribution agreement with Banjo Buddies who is the inventor of Banjo Minnow, a fishing lure which Direct Success 3 had a licence agreement to market the product since Oct 2002. The Company entered into a modification of said agreement in April 2005.  On or about May 11, 2005  Direct Success LLC 3, subcontracted the manufacturing and distribution rights to TriStar Products, Inc.  In March 2007, Direct Success granted back to Banjo, the right,license and privilege for internet sales and small parts sale of the product.

Under the agreement, Banjo will pay Direct Success 4% royalty on all gross sales of product.

Basis of consolidation
The consolidated financial statements include the accounts of DM Products, Inc., Direct Success, Inc. and the accounts of its 75% owned subsidiaries Direct Success LLC 3. (collectively referred to as Direct Success, Inc.) The Company consolidated all entities in which it has a controlling interest.  All material inter-company transactions have been eliminated.

Property and equipment

Property and equipment are carried at cost. Major expenditures and those which substantially increase useful lives are capitalized. Maintenance, repairs and minor renewals are charged to operations when incurred. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. Once placed in service, depreciable assets are depreciated over their estimated useful lives using both accelerated and straight-line methods.

Use of Estimates

Timely preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts, some of which may require revision in future period.

Advertising Policy
The Company recognizes advertising expense as incurred. The Company recognized no advertising expense for the years ended December 31, 2007, 2008, and the period ended September 30, 2009.

Impairment Policy

In the event that that it tangible operational assets and finite life intangible assets are impaired, DM Products, Inc. will follow FASB topic 360 to measure any impairment loss. There has not been any impairment loss for 2007, 2008 and nine months ended 2009.

Long-lived Assets

Long-lived assets are evaluated when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets.  When any such impairment exists, the related assets will be written down to fair value.

Deposits

Deposits consist of $992, $0, and $0 in rent deposits as of December 31, 2007, 2008, and September 30,2009 respectively . All deposits are carried at the lower of fair value or cost.

Insurance Liability

The Company maintains various insurance policies for workers’ compensation, employee health, and officer and director.  Pursuant to these policies, the Company is responsible for losses up to certain limits and is required to estimate a liability that represents the ultimate exposure for aggregate losses below those limits.  No liability exists as of December 31, 2007, 2008, and September 30, 2009, but in the event a liability is incurred, the amount will be based on management’s estimates of the ultimate costs to be incurred to settle known claims and claims not reported as of the balance sheet date.  Any future estimated liability may not be discounted and may be based on a number of assumptions and factors, including historical trends, actuarial assumptions, and economic conditions.  If actual trends differ from the estimates, future financial results could be impacted.

Stock-based Compensation

The company policy requires all share-based payments to employees, including  other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards or par value. During fiscal years 2007, 2008, and the period ended September 30, 2009,  stock-based compensation expense totaled $20,000, $39,300, and $7,040 respectively. See note 12 Related Parties for further discussion.

Concentration of Risk

The company is earning (over 90%) majority of the royalty income from Tristar Products, Inc. Also the company is earning royalty from Banjo Buddies Inc., of 4% of gross sales. Since the company is depending on Tristar Products, Inc and Banjo Buddies, Inc, inabilities of these companies to perform may have a material adverse effect on the Company’s financial condition.

Intangible Assets

Intangible assets subject to amortization include organization costs and informercial production costs. Organization costs and informercial production costs are being amortized on a straight-line basis over five years and three years, respectively.

Earnings (Loss) Per Share

We use FASB ASC Topic 260, “Earnings per Share” (ASC 260) for calculating the basic and diluted earnings per share. We compute basic earnings per share by dividing the income attributable to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share include the dilutive effect, if any, from the potential exercise of stock options and warrants using the treasury stock method, as well as the dilutive effect from outstanding restricted Common Stock. Potential common shares not included in the calculation of net income per share, since their effect would be anti-dilutive.Per share basic and diluted net income( loss) amounted to ($0.0010),($0.0002) and $0.0004 for the years ended December 31, 2007 and 2008, and period ended September 30, 2009 respectively.

Prepaid Expenses

Prepaid expenses include prepaid audit fees and prepaid insurance. Prepaid expenses for the fiscal years 2007 and 2008, and for the period ended September 30, 2009 are $14,772, $42, and $21,452, respectively.

Fair Market Value Policy

In the first quarter of fiscal year 2008, the Company adopted FASB ASC Topic -820, “Fair Value Measurements and Disclosures” (ASC 820) as amended by ASC Topic 820-10-55. ASC 820 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. ASC Topic 820-10-55 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820 did not have a material impact on the Company’s financial position or operations.

New Accounting Policies in 2009

On July 1, 2009, the Accounting Standards Codification (“ASC”) became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles applicable to all public and non-public non-governmental entities, superseding existing FASB, AICPA, EITF and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

FASB ASC Topic 260, “Earnings Per Share.” New authoritative accounting guidance under FASB ASC Topic 260, “Earnings Per Share,” provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The new authoritative accounting guidance will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 320, “Investments - Debt and Equity Securities.” New authoritative accounting guidance under ASC Topic 320, “Investments - Debt and Equity Securities,” (i) changes existing guidance for determining whether an impairment is other than temporary to debt securities and (ii) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis. Under ASC Topic 320, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. The new authoritative accounting guidance will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 805, “Business Combinations.”New authoritative accounting guidance under ASC Topic 805, “Business Combinations,” applies to all transactions and other events in which one entity obtains control over one or more other businesses. ASC Topic 805 requires an acquirer, upon initially obtaining control of another entity, to recognize the assets, liabilities and any non-controlling interest in the acquiree at fair value as of the acquisition date. Contingent consideration is required to be recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of that consideration may be determinable beyond a reasonable doubt. This fair value approach replaces the cost-allocation process required under previous accounting guidance whereby the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their estimated fair value. ASC Topic 805 requires acquirers to expense acquisition-related costs as incurred rather than allocating such costs to the assets acquired and liabilities assumed, as was previously the case under prior accounting guidance. Assets acquired and liabilities assumed in a business combination that arise from contingencies are to be recognized at fair value if fair value can be reasonably estimated. If fair value of such an asset or liability cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with ASC Topic 450, “Contingencies.” Under ASC Topic 805, the requirements of ASC Topic 420, “Exit or Disposal Cost Obligations,” would have to be met in order to accrue for a restructuring plan in purchase accounting. Pre-acquisition contingencies are to be recognized at fair value, unless it is a non-contractual contingency that is not likely to materialize, in which case, nothing should be recognized in purchase accounting and, instead, that contingency would be subject to the probable and estimable recognition criteria of ASC Topic 450, “Contingencies.” The new authoritative accounting guidance will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 810, “Consolidation.” New authoritative accounting guidance under ASC Topic 810, “Consolidation,” amended prior guidance to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Under ASC Topic 810, a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, ASC Topic 810 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest.

Further new authoritative accounting guidance under ASC Topic 810 amends prior guidance to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. The new authoritative accounting guidance requires additional disclosures about the reporting entity’s involvement with variable-interest entities and any significant changes in risk exposure due to that involvement as well as its affect on the entity’s financial statements.The new authoritative accounting guidance under ASC Topic 810 will be effective for the Company on November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 815, “Derivatives and Hedging.” New authoritative accounting guidance under ASC Topic 815, “Derivatives and Hedging,” amends prior guidance to amend and expand the disclosure requirements for derivatives and hedging activities to provide greater transparency about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for under ASC Topic 815, and (iii) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. To meet those objectives, the new authoritative accounting guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. The new authoritative accounting guidance under ASC Topic 815 will be effective for the Company on November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures.” New authoritative accounting guidance under ASC Topic 820,”Fair Value Measurements and Disclosures,” affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. ASC Topic 820 requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. The new accounting guidance amended prior guidance to expand certain disclosure requirements. The Company adopted the new authoritative accounting guidance under ASC Topic 820.  Adoption of the new guidance did not significantly impact the Company’s consolidated financial statements

Further new authoritative accounting guidance (Accounting Standards Update No. 2009-5) under ASC Topic 820 provides guidance for measuring the fair value of a liability in circumstances in which a quoted price in an active market for the identical liability is not available. In such instances, a reporting entity is required to measure fair value utilizing a valuation technique that uses (i) the quoted price of the identical liability when traded as an asset, (ii) quoted prices for similar liabilities or similar liabilities when traded as assets, or (iii) another valuation technique that is consistent with the existing principles of ASC Topic 820, such as an income approach or market approach. The new authoritative accounting guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The forgoing new authoritative accounting guidance under ASC Topic 820 will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 825 “Financial Instruments.” New authoritative accounting guidance under ASC Topic 825,”Financial Instruments,” requires an entity to provide disclosures about the fair value of financial instruments in interim financial information and amends prior guidance to require those disclosures in summarized financial information at interim reporting periods. The new authoritative accounting guidance will be effective for the Company’s consolidated financial statements beginning November 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 855, “Subsequent Events.” New authoritative accounting guidance under ASC Topic 855, “Subsequent Events,” establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC Topic 855 defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The new authoritative accounting guidance under ASC Topic 855 became effective for the Company’s financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying consolidated financial statements.

Revenue and Cost Recognition

We record revenue in accordance with ASC Topic 605 - Revenue Recognition. In 2007 our revenues came from two sources the first is derived from sales of a fishing lure parts for fishing industry. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the contract price is fixed or determinable, and collectibility is reasonably assured and right of returns. The second source revenue in 2007 and became the only source of revenues in 2008 and period ended September 2009 were royalties. The royalties came from two contracts one for parts sales with Banjo Buddies, Inc and the other for Banjo Minnow the fishing lure with TriStar Products, Inc. Revenues derived from our license sales are recognized when (1) there is evidence of an arrangement, (2) collection of our fee is considered probable and (3) the fee is fixed and determinable.

In 2007, Cost of Sales consists of parts of the Banjo Minnow product and are recorded as incurred based on sales process.

Note 2: Going Concern
Before being acquired by DM Products, Inc., Direct Success, Inc. had an accumulated loss of $6,195,881. Notwithstanding the continued losses, these financial statements have been prepared by management on a going concern basis.

The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption.  The consolidated financial statements do not include any adjustments thus might result from the outcome of this uncertainty.  If the Company were unable to continue as a going concern, assets and liabilities would require restatement on a liquidation basis, which would differ materially from the going concern basis.

The Company’s future operations are dependant upon the marketing of its products and the Company’s ability to secure sufficient financing to continue operations and marketing of its products.  There can be no assurance that the Company’s products will be able to secure market acceptance or that successful commercialization of its products will be achieved.

Note 3: Fixed Assets
Fixed Assets consists of the following:

		As of 12/31/2007	As of 12/31/2008	As of 9/30/2009
	Furniture and fixtures		-	-
	Office Equipment		1,768	2,053
	Mold	3,000	3,000	3,000
	Website	1,300	1,300	1,300
		4,300	6,068	6,353
Accumulated Depreciation		(4,074)	(5,307)	(4,648)
Fixed Assets, net		226	761	1,705

Total depreciation expenses related to the above mentioned fixed assets were $1,200 for the year  ended December 31, 2007, $698 for the year ended December 31, 2008 and $168 for the 9 months period ended September 30, 2009.

Note 4: Income Taxes

The company accounts for income taxes in accordance with FASB Topic 740, "Accounting for Income Taxes," which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year's income taxable for Federal and state income tax reporting purposes.

The Provision income taxes consists of the following:

	For the years Ended 12/31/2007	12/31/2008	For the Period Ended 9/30/2009
Federal		-	-
State (minimum taxes and LLC fees)	5,900	2,098	2,400
	5,900	2,098	2,400

	For the years Ended 12/31/2007	12/31/2008	For the Period Ended 9/30/2009
US Tax rate (34%)	0.34	0.34	0.34
State Rate	0.09	0.09	0.09
Total Rate	0.43	0.43	0.43
Valuation Adjustment	(0.43)	(0.43)	(0.43)
Net Effect	-	-	-

In 2008 DM Products has a Net Operating Loss (NOL) carry forward in the amount $517,345.

The tax benefit was not reflected due to a 100% valuation allowance provided as a result of losses and an uncertainty of future profitability.

Note 5: Operating Lease

Direct Success, Inc.  leases office space under an operating lease agreement. Total lease expense for the year ended 12/31/07 and 12/31/08 were $4,113 and $747 repectively and $0 for the 9 months period ended 09/30/2009. The lease ended in 2008.

Note 6: Interest Expenses

Interest expense for the fiscal years ended 2007 and 2008 and for the period ended September 30, 2009 totaled $0, $951, and $230 respectively

Note 7: Royalties waived

Script To Screen, Inc. has entered into an agreement with Direct Success LLC 3 and Direct Success, Inc. to waive royalties for all past years to date and current year to date as well as future royalties that may come due under the current Royalty Agreement. Total past and current year royalties waived and included in other income equals $47,277.

Note 8: Acquired Intangible Assets

The company books intangibles at cost and amortizes then over their useful lives. The consolidated intangible assets consists of the following:

	As of 12/31/2007	As of 12/31/2008	As of 9/30/2009
Infomercial production costs	239,598	239,598	239,598
Accumulated amortization	(238,998)	(239,591)	(239,598)
Intangible assets-net	600	7	-

Total amortization expenses related to the above mentioned intangible assets for the year ended 12/31/07 and 12/31/08 were $7,500 and $563 repectively and $7 for the 9 months period ended 09/30/09.

Note 9: Line of Credit

DM Products, Inc has two Revolving Line of Credits with a credit limit of $30,000 each. Both Line of Credits have fluctuating interest rate. The latest charged interest rate for these are 6.24% and 7.24%. The Line of Credits balance as of December 31, 2007, 2008, and September 30, 2009 is $0, $0, and $10,495 respectively.

Note 10: Common Stock

During 2007, 20,030,000 shares of Common Stocks was issued at par value of US$0.001. 39,300,000 shares of Common Stocks were issued at par value of US $0.001 in 2008 and 40,000,0000 shares of Common Stocks were issued at par value of US $0.001 in 2009:

Shares	Dollar Value	Year	For
30,000	$30	2007	cash	see note 13
2,000,000	$2,000	2007	services
5,000,000	$5,000	2007	services
5,000,000	$5,000	2007	services
2,000,000	$2,000	2007	services
3,000,000	$3,000	2007	services
3,000,000	$3,000	2007	services
20,030,000

15,100,000	$15,100	2008	services
15,200,000	$15,200	2008	services	see note 13
5,000,000	$5,000	2008	services
4,000,000	$4,000	2008	services
39,300,000

20,000,000	$3,520	2009	services
20,000,000	$3,520	2009	services
40,000,000

Note 11: Contingency

Arbitration

Direct Success LLC 3 is in arbitration with Banjo Buddies over terms of the contract. Management is uncertain about the possible outcome.The 2009 royalties for Banjo parts has been accrued as of September 30, 2009.

Note 12: Related Party Transactions

Employment Agreement

An employee agreement was entered into on the 20th day of April, 2007 by and between DM Products, Inc. and Kurtis Cockrum. Employee's starting salary is $6,000 per month during the first 90 days following execution of the agreement, or after $500,000 in capital is raised. After such period of time, Employee's salary shall be increased to $10,000 per month. Should the company determine it in the best interest not to pay employee's entire monthly compensation, at any time, any such compensation shall be treated as deferred compensation and will accumulate on the books and provided to employee at employee's sole discretion, taking into consideration the funds available and the best interest the company. The accrued salary as of 12/31/07 is $23,422, as of 12/31/08 is $67,884 , and as of 09/30/09 is $25,653.

Consulting Contracts

DM Products, Inc has entered in a consulting contract with Michael Debenon, Esq. for $6,000 per month on a month to month basis for general counsel.

Note 13: Subsequent Events

The Board of Directors passed a resolution on 10/12/09 to issue 3,000,000 shares of company stock to James Clark in recognition of his services as President and member of the Board of Directors of DM Products, Inc. from 05/01/08 until 09/30/09, in addition to any monetary compensation already agreed upon.

The Board of Directors passed a resolution on 10/20/09 to cancel 15,200,000 shares issued to Marc Tow on 04/25/08 and to revoke share certificate number 10442. The shares so issued were intended to compensate Mark Tow for legal services he provided the company and Marc Tow has failed to provide the company with proof of services performed in consideration for the issuance of shares.

The Board of Directors passed a resolution to issue 30,000 shares of Restricted Common Stock to Joel Boodoosingh. In 2007 Joel Boodoosingh paid $30,000 for preferred stock in error. DM Products, Inc does not have preferred stock so 30,000 shares common stock will be issued at .001 par value.

Management Discussion and Analysis of Financial Condition and Results of Operations

The following information should be read in conjunction with our interim unaudited consolidated financial statements and notes thereto for the nine month period ended September 30, 2009, and our audited consolidated financial statements and related notes thereto for the years ended December 31, 2007, 2008 and 2009 included elsewhere in this Prospectus. We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading “RISK FACTORS.”

Executive Overview

We, through our wholly owned subsidiary, Direct Success, Inc., develop, finance, produce, market, and distribute unique and innovative health, beauty, fashion, fitness and other products for sale through infomercial marketing and distribution channels. Profits are derived from inbound sales, outbound sales, up sells and retail distribution. Our primary objective is to penetrate this rapidly expanding industry by introducing unique and innovative consumer products to national and international markets through a series of infomercial campaigns. We intend to aggressively develop, finance, produce and market various new products for television infomercials. We intend to systematically expand our product list using a direct response model.

Our operational strategy consists of employing one of three distinct business alternatives for each product/infomercial:

▪	Complete Project Funding - The Company would obtain the exclusive licensing rights to products and pay a nominal royalty (2-5%) of gross sales to the product developer;

▪	Joint Venture Projects - The Company would share costs of production, marketing and distribution and would share revenues with product developers; and

▪	Straight Royalty Arrangements - The Company would partially finance the infomercials in exchange for a fixed royalty on gross sales.

Of course, the key to our ability to continually attract new products and new product developers will, in large part, determine our success. As part of  our strategy, we intend to, and have developed, strategic alliances with strong companies that are established operators in the infomercial and advertising industry.

Our business is focused on improving shareholder returns with a particular emphasis on profitability and capital productivity.

Economic and market conditions have been, and continue to be, disruptive and volatile.  The availability and cost of credit and currency volatility have obviously contributed to diminished expectations for the economy.  These conditions, along with reduced consumer confidence and increased unemployment, have contributed to reductions in consumer spending, particularly on discretionary products such as the ones offered by DM Products.

Although we continually adjust our procurement, marketing and production schedules, together with an acute awareness of production costs, it is still uncertain as to when the economy will recover, and it is not clear that our current activities will sufficiently offset the impact of the poor economy on our net sales.

Plan of Operation

Since its acquisition of Direct Success, Inc. in July, 2005 (pursuant to the Share Exchange Agreement more fully described elsewhere in this document), we have  focused primarily on the manufacturing, marketing, sale, and distribution of the Banjo Minnow Fishing Lure System (“Banjo Minnow”), via a direct marketing campaign, primarily promoted through the production and airing of a thirty minute infomercial.  The exclusive rights to the Banjo Minnow were acquired through a Manufacturing, Marketing and Distribution Agreement entered into between Direct Success, LLC#3 and Banjo Buddies, Inc., dated October 10, 2003 (prior to the company’s acquisition of Direct Success, Inc.).

Direct Success, Inc., on or about August 16, 2003, entered into a joint venture with Buena Vista Infomercial Corporation and formed Direct Success, LLC #3 (a Delaware Limited Liability Company) for the purpose of acquiring the exclusive manufacturing and distribution rights to the Banjo Minnow.   Direct Success, LLC #3 is 75% owned by Direct Success, Inc. (a wholly owned subsidiary of DM Products, Inc.), while the remaining 25% is owned by Buena Vista Infomercial Corporation.

On or about October 10, 2003, Direct Success, LLC #3 entered into an agreement with Banjo Buddies Inc. (the owner and inventor of the lure) in which Banjo granted to Direct Success, LLC #3 the exclusive rights to manufacture, use, distribute, sell, advertise, promote and otherwise exploit the Banjo Minnow.  Direct Success, Inc. produced and financed the current infomercial featuring the Banjo Minnow and invested substantial capital in its promotion.  Direct Success, LLC #3 receives a royalty based on the sales of the product.

On or about May 11, 2005, Direct Success, LLC #3 subcontracted the manufacturing and distribution rights to TriStar Products, Inc.  Pursuant to this subcontract, Direct Success, LLC #3 receives a royalty, based on sales generated by TriStar.

Diversification

We realize the need to expand on the products offered to consumers, thereby diversifying our commitments and attracting new customers.  Our directors and officers are consistently approached with ideas for new products from various individuals and companies. It is expected that our officers and directors will continue to be “pitched” for new product ideas and that our referral sources will grow as we gain recognition in the infomercial industry. As opportunities arise, our officers and directors will present potential product ideas to our Board of Directors for its discussion and review.

In deciding which products to pursue, our Board will consider, among other things, the product's viability, costs of development and marketing, acceptable sales price point per unit, as well as the product's overall likelihood of success. In some instances, our Board may retain an outside consultant to evaluate such things as the product's likely market appeal or the product's optimal price point. We will pursue products approved by a majority vote of the Board. Although we expect that our directors and officers will continue to be approached by inventors with viable products without any solicitation, the Board of Directors may decide to solicit product pitches or ideas in the future if the Board believes that such a strategy would be in the our best interest.

If the Board approves a product for further development, we intend to retain outside parties to produce the infomercial, assist in the design, the overall marketing campaign and sales process, and source and manufacture the product for competitive rates. When determining what parties to retain for these services, our Board of Directors will consider several factors, including a proven track record, cost and the ability to meet our timetable. We do not intend to retain any one service provider exclusively, and, instead we intend to seek competitive bids from numerous potential providers for each infomercial campaign.

In addition, we realize the significance of our public posture and ability to expand outside the world of direct marketing.  As such, management has been engaged in discussions concerning the acquisition of additional projects that do not necessarily fit the parameters of direct marketing.  Utilizing DM Products, Inc. as a “holding company” will allow us the opportunity to explore other business ventures.  We believe in diversification and intend to utilize our present posture to aggressively pursue other avenues that cross our path.  This model of operation has seen tremendous success with other companies.  Having a company with years of operational history, minimal debt, and a management team with open eyes towards expansion, allows us this unique opportunity.  Although we are currently focused on direct marketing, there is no reason to limit our expansion into other areas of growth and revenue gains.

General

Our results of operations may vary significantly from period-to-period.  Our revenues will fluctuate due to the seasonality of our products, customer buying patterns, product innovations and competition, our ability to meet customer demand, media and advertising campaigns, and our ability to attract new customers and renew existing sales relationships.  In addition, our revenues are highly susceptible to economic factors, including, among other things:  the overall condition of the U.S. economy and economics of other countries where we market our products; and the availability of credit, both in the U.S. and abroad.

Results of Operations for the years ended December 31, 2007, December 31, 2008 and December 31, 2009

As stated above, for the year ended December 31, 2007, the company received revenues from part sales and revenues from the royalty arrangement between Direct Success, LLC #3 and TriStar Products, Inc.  For the year ended December 31, 2008 and December 31, 2009, the company’s sole revenue has been derived through the royalty arrangement between Direct Success, LLC #3 and TriStar Products, Inc.

In year ended December 31, 2007, this  resulted in $119,744 of revenue received by DM Products.  In addition we received $50,236. in sales revenue from the part sales, for a total of $169,980. (Our various subsidiaries combine operations through consolidated returns).  In year ended December 31, 2008, our revenue increased to $220,261.  In year ended December 31, 2009, this royalty amount increased to $363,767., a $143,506 increase from 2008 (65%).  For years ended 2008 and 2009 our revenues were solely based on royalty payments, thus, our cost of goods sold during this period was zero. Pursuant to recent negotiations, the contractual term of our rights concerning the Banjo Minnow will continue through January 1, 2012, with an option to extend the contract for an additional six months.

We have incurred operating losses in the amounts of $157,151 for year ended December 31, 2007 and $36,595 for year ended December 31,2008.  We achieved an operating income for year ended 2009 in the amount of $43,793 along with miscellaneous income of $47,277, for a total incomeof $88,670, after a $2,400 provision for income tax..  Management anticipates continued growth in operating income based on the royalty payments received on the Banjo Minnow project alone.

Liquidity and Capital Resources

As of December 31, 2009, we had total assets in the amount of $119,195, consisting of $36,729 in cash, $59,708 in Tristar Receivables, $21,454 in Prepaid Expenses, and property and equipment of $1,304.  Our current liabilities as of December 31, 2009, were $56,619. Thus, we had working capital of $62,576 as of December 31, 2009.

Although we have attained minimal profitable operations, we are still dependent upon future financing to pursue significant expansion.  We are presently in the developing stage of our business and we can provide no assurance that we can successfully obtain additional products, or financing, that will increase our profitability.  We have established a $95,000 line of credit with Bank of America and have the ability to access these funds should the need arise, or a specific opportunity present itself.

Off Balance Sheet Arrangements

As of December 31, 2009, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

The following information sets forth the names of our current directors and executive officers, their ages as of December 31, 2009 and their present positions.

Name	Age	Position Held with the Company
Kurtis L. Cockrum	58	President, Chairman of Board of Directors
James Clarke	63	Secretary, Treasurer, Board Member

Set forth below is a brief description of the background and business experience of executive officers and directors.

Kurtis L. Cockrum.  Mr. Cockrum is currently the President and Chairman of the Board of Directors for DM Products, Inc.  He has over 33 years of extensive experience working in the Material Handling Industry, more specifically in warehouse distribution and fulfillment. He worked for Interlake, Inc., the world’s leading Materials Handling equipment supplier from 1973 thru 1983.  In 1983 he founded Kacee Construction Company, a subsidiary of Cockrum Enterprises, Inc., a private company, where he is currently the CEO and President.  He has extensive management experience in general business operations, human resource, sales, permit procurement, financial planning, development, warehouse construction, distribution and fulfillment. He is also a board member of a publicly traded company, DM Products, which specializes in producing Infomercials along with marketing, distribution and fulfillment of their products.  From April 2007 to March of 2008 he was President and Board Chairman. March of 2008 till October of 2009 he held the position of V.P. of Operations. He was then reappointed to the Board and retained his former positions as president and board Chairman. He is also a certified OSHA outreach trainer.

In addition, Mr. Cockrum has been involved with several organizations throughout the community, volunteering and helping out with the community’s youth and his church, serving on various boards and committees.  He is presently serving in an advisory capacity to Pacific Lutheran Theological Seminary in Berkeley, California.

James Clarke is currently on the Board of DM Products, Inc. and holds the positions of Secretary and Treasurer. He was President and Board Chairman from March of 2007 until October 2009. Mr. Clarke has over 30 years of Senior and Executive level management experience, including developing operations and building international distribution networks throughout the U.S. and worldwide. He founded five companies, one of which grew to revenues of $10,000,000 in less than two years.  Over the past 20 years, he operated as President or CEO with several other companies, and has previous Board experience. He received his BS in Business Administration and MS in Marketing from Oklahoma State University.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

At present, Kurtis Cockrum is serving as both President and Chairman and has been a significant figure in directing all aspects of company activity.  His overall experience in business start-ups is vital to the success of DM  Products. (For more information concerning Mr. Cockrum’s qualifications to lead our company, see his full Bio contained elsewhere in this disclosure statement.).

There are no other significant employees at this time.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We do not have a separately-designated standing audit committee.  The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that which would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers reviews auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time.  We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes.

For the fiscal year ending December 31, 2008, the board of directors:

1.	Reviewed and discussed the audited financial statements with management, and

2.	Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Code of Ethics

As of December 31, 2009, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the years ended December 31, 2009 and 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kuris L. Cockrum, President	2009 2008	162,230 75,538	0 0	2,000(1) 15,100(1)	0 0	0 0	0 0	0 0	164,230 90,638
James R. Clarke Secretary/Treasurer	2009 2008	4,500 0	1,000 0	3,000(1)(2) 0	0 0	0 0	0 0	0 0	8,500 0

(1)
These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years indicated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share Based Payments of awards of restricted stock and stock options, as applicable.

(2)	Mr. Clarke was compensated in stock for his service as a director of our company.

Employment Arrangement’s with Named Executive Officers

The company’s only employment contract is with its President, Kurt Cockrum. Such agreement was effective April 20, 2007 and continues unless and until terminated by either party pursuant to their rights under California law.  Compensation is $10,000 per month.  Due to lack of funds available in 2007 and 2008, a portion of Executive salaries were deferred from 2007 and 2008 until 2009.   Approximately $25,000 in salary is still owed from years 2007 and 2008.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Kuris L. Cockrum,	-	-	-	-	-	-	-	-	-
James R. Clarke	-	-	-	-	-	-	-	-	-

Equity Compensation Plan.

The Company does not have a formal Equity Compensation Plan or 401 K Plan but does use its restricted securities to entice employees and to provide additional performance based compensation.

Compensation of Directors

The only director to have ever received any compensation for his or her services on the board of directors is James Clarke.  As shown in the Summery Compensation Table above, this compensation by grant of stock is minimal.  We have considered offering additional compensation to our directors should we see a growth in our revenues and net worth.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of April 1, 2010, with respect to the beneficial ownership of our common stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Ownership(1)
Kurtis L. Cockrum 1507 Elise Ct. Walnut Creek, CA 94596	49,000,000	20%
James Clarke 40 Technology Drive Irvine, CA 92618	3,000,000	1.00%
All officer and directors	52,000,000	21%
5% SHARHEOLDERS
Michael S. DeBenon 20522 Pierview Lane Huntington Beach, CA 92646	27,116,000	11.3%
K & B Kerry Living Trust 12 Morning View Dr. Newport Beach, CA 92627	16,081,669	6.70%

(1)	The percentages are based on 239,937,352 shares of common stock outstanding on April 1, 2010.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

The Issuer was incorporated on March 1, 2001 under the laws of the State of Nevada under the name Effective Sports Nutrition Corporation.  On April 11, 2005, Effective Sports Nutrition changed its name to Midwest E.S.W.T. Corp.

On July 18, 2005, the company entered into a share exchange agreement with Direct Success, Inc., a California corporation.  As a result of the agreement, Midwest E.S.W.T agreed that a total of 114,851,043 shares of Restricted Common Stock were to be issued to the shareholders of Direct Success, Inc.  Direct Success, Inc., in turn, surrendered all of its authorized stock to Midwest E.S.W.T.  On December 14, 2005, Midwest E.S.W.T changed its name to DM Products, Inc.

DM Products, Inc. operates through its wholly owned subsidiary Direct Success, Inc.  Direct Success, Inc. has a seventy-five percent (75%) interest in Direct Success, LLC #3, a Delaware Limited Liability Company.  Direct Success, LLC #3 has an exclusive licensing agreement with Banjo Buddies, LLC, for the sale of the Banjo Minnow Fishing System (see Item 1 above).

On or about April 2007, the company entered into an employment agreement with Kurt Cockrum whereby he would receive a monthly salary in the amount of $10,000 for services as President.

On or about May, 2009, the company entered into a monthly retainer agreement with its general counsel and affiliate, Michael S. DeBenon, whereby Mr. DeBenon receives a $6,000 per month retainer for legal services provided.

There is no other parent, subsidiary, or Affiliate Company’s of the Issuer, and there are no additional transactions between the company and its directors, officers or employees, including transactions concerning receivables, payables, notes, or guarantees.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ___________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$30
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,200.00
Transfer Agent Fees	$0
Accounting fees and expenses	$18,451.00
Legal fees and expenses	$11,000.00

Total	$30,681

All amounts are estimates

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada General Corporation Law and our articles of incorporation and our bylaws.

Pursuant to our articles of incorporation and our bylaws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of us) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the company or is or was serving at the request of us as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a pleas of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Our articles of incorporation and bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of our company or procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of our company or is or was serving at our request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in our best interests: but no indemnification shall be made in respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to us unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in the preceding two paragraphs or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

The indemnification provided by the provisions described in this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under our articles of incorporation, the bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 15. Recent Sales of Unregistered Securities

We issued shares of our common stock in the following transactions in the last five years:

Shares Issued in Acquisition of Direct Success, Inc :  On July 18, 2005, the company entered into a share exchange agreement with Direct Success, Inc., a California corporation.  As a result of the agreement, the company issued a total of 114,851,043 shares of Restricted Common Stock to the shareholders of Direct Success, Inc.  Direct Success, Inc., in exchange, surrendered all of its authorized stock to Midwest E.S.W.T.  On December 14, 2005, Midwest E.S.W.T changed its name to DM Products, Inc.

Shares Issued For Director Compensation:  We have issued shares for services performed by our Board of directors in the following transactions:

▪
In 2008, we issued 3,000,000 shares of restricted common stock to John Muse for services performed as a member of the board of directors. These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. Muse had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

▪
In 2008, we issued 5,000,000 shares of restricted common stock to John Muse for services performed as a member of the board of directors. These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. Muse had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

Shares Issued for Executive Compensation:

▪
In 2007, we issued 8,000,000 shares of restricted common stock to Kurtis Cockrum for services performed as President of the company. These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. Cockrum had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

▪
In 2008, we issued 15,100,000 shares of restricted common stock to Kurtis Cockrum, for services performed as President of the company. These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. Cockrum had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

▪
In 2009, we issued 20,000,000 shares of restricted common stock to Kurtis Cockrum, for services performed as President of the company. These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. Cockrum had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

Shares Issued for Employment and Consulting Services:

▪
In 2007, we issued 2,000,000 shares of restricted common stock to Kurtis Cockrum, for employment services rendered to the company.  These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. Cockrum had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

▪
In 2007, we issued 2,000,000 shares of restricted common stock to Don Baker, for consulting services rendered to the company.  These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. Baker had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

▪
In 2008, we issued 4,000,000 shares of restricted common stock to Sarah Mohr, for employment services rendered to the company.  These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Ms. Mohr had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

Shares Issued for Legal Services:

▪
In 2007, we issued 5,000,000 shares of restricted common stock to Michael S. DeBenon for legal services performed.  These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. DeBenon had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

▪
In 2009, we issued 20,000,000 shares of restricted common stock to Michael S. DeBenon for legal services performed.  These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. DeBenon had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

Shares Issued in Private Placement, Pursuant to Section 4(2) of the Securities Act:

▪
In 2007, we issued 30,000 shares of restricted common stock to Joel Boodoosingh, pursuant to a private placement.  These shares were issued pursuant to a “private placement” exemption under Section 4(2) of the Securities Act.  The issuance did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, Mr. Boodoosingh had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed decision.

Item 16. Table of Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Certificate of Amendment
3.3	By-Laws
5.1	Opinion of Cane Clark, LLP, with consent to use
10.1	Share Exchange Agreement, dated July 18, 2005
10.2	Employment Agreement of Kurt Cockrum
10.3	Monthly Retainer Agreement with Michael S. DeBenon
10.4	Manufacturing, Marketing and Distribution Agreement with Banjo Buddies, Inc.
10.5	Modification of Manufacturing, Marketing and Distribution Agreement with Banjo Buddies, Inc.
10.6	Manufacturing, Marketing and Distribution Agreement with Tristar Products, Inc.
10.7	Addendum to Manufacturing, Marketing and Distribution Agreement with Tristar Products, Inc.
10.8	Settlement Agreement and Release with Banjo Buddies, Inc.
23.1	Consent of Beckstead & Watts, LLP
24.1	Power of Attorney (see attached signature page)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Walnut Creek, California, on April 5, 2010.

DM PRODUCTS, INC.

By: /s/ Kurtis Cockrum
Kurtis Cockrum
President, Chairman of the Board of Directors, Principal Executive Officer, Principal Accounting Officer, and Director

/s/ James Clarke
James Clarke
Chief Financial Officer, Principal Financial Officer, Treasurer, Secretary and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurtis Cockrum and James Clarke as their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

DM PRODUCTS, INC.

By: /s/ Kurtis Cockrum
Kurtis Cockrum
President, Chairman of the Board of Directors, Principal Executive Officer, Principal Accounting Officer, and Director
April 5, 2010

By: /s/ James Clarke
James Clarke
Chief Financial Officer, Principal Financial Officer, Treasurer, Secretary and Director
April 5, 2010